UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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Kopin Corporation

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KOPIN CORPORATION

125 North Drive, Westborough, Massachusetts 01581

April 13, 2020

To Our Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of KOPIN CORPORATION, to be held at 9:00 a.m. on Wednesday, May 20, 2020, at the offices of Kopin Corporation, 125 North Drive, Westborough, Massachusetts 01581 (the “Meeting”).

The Notice of Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by the stockholders at the Meeting. Our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 is also enclosed for your information. The enclosed proxy statement is being mailed to those stockholders on or about April 13, 2020.

Our Board of Directors encourages your participation in Kopin Corporation’s electoral process and, to that end, solicits your proxy with respect to the matters described in the Notice of Meeting and the Proxy Statement. You may submit your proxy by completing, dating and signing the enclosed Proxy Card and returning it promptly in the enclosed envelope. You may also vote by telephone or by the Internet, as described in the Proxy Statement. You are urged to vote by mail, telephone or Internet even if you plan to attend the Meeting.

Sincerely,

JOHN C.C. FAN Chairman

KOPIN CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, May 20, 2020

Notice is hereby given that the 2020 Annual Meeting (the “Meeting”) of Stockholders of Kopin Corporation (the “Company”) will be held at the offices of Kopin Corporation, 125 North Drive, Westborough, Massachusetts 01581, on Wednesday, May 20, 2020, at 9:00 a.m., local time, to consider and act upon the following matters:

1.

To elect the seven (7) directors named in the accompanying proxy statement to serve on the Board of Directors of the Company each for a term expiring at the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	A proposal to approve the Company’s 2020 Equity Incentive Plan.

3.	To approve the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the current fiscal year ending December 26, 2020.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers during the fiscal year ended December 28, 2019.

Stockholders of record at the close of business on Tuesday, March 31, 2020, the record date for the Meeting, are entitled to notice of and to vote at the Meeting and any adjournments thereof. The enclosed proxy statement is being mailed to those stockholders on or about April 13, 2020. All stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors

JOHN C.C. FAN Chairman

Westborough, Massachusetts

April 13, 2020

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR THE INTERNET AS DESCRIBED IN THE PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY PREVIOUSLY GIVEN BY YOU AND YOU MAY VOTE YOUR SHARES IN PERSON AT THE MEETING.

KOPIN CORPORATION

125 North Drive

Westborough, Massachusetts 01581

PROXY STATEMENT

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholders Meeting to be Held on Wednesday, May 20, 2020. The Proxy Statement and our 2019 Annual Report to Stockholders are also available on our website at www.kopin.com/proxy.

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors (the “Board”) of Kopin Corporation (the “Company”) for use at the 2020 Annual Meeting of Stockholders (the “Meeting”) to be held on Wednesday, May 20, 2020, and at any adjournments, continuations or postponements thereof. This proxy statement, the accompanying proxy card and our Annual Report for the fiscal year ended December 28, 2019, are being first mailed to stockholders on or about April 13, 2020. The Meeting will be held at the offices of Kopin Corporation, 125 North Drive, Westborough, Massachusetts 01581 on Wednesday, May 20, 2020, at 9:00 a.m.

All solicitation expenses, including costs of preparing, assembling and mailing proxy materials, will be borne by the Company. It is expected that solicitations will be made primarily by mail, but our directors, officers and other employees also may solicit proxies by telephone and in person, without additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for proxy materials to be sent to their principals, and we will reimburse such persons for their reasonable expenses in so doing.

The close of business on Tuesday, March 31, 2020, has been established as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. As of the record date, there were 84,914,040 shares of our common stock issued and outstanding and entitled to vote. Holders of shares of our common stock are entitled to one vote for each share owned as of the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

Stockholders may vote by completing the enclosed proxy card and mailing it in the envelope provided, by using the toll-free telephone number provided on the proxy card, over the Internet, or in person at the Meeting. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on Tuesday, May 19, 2020, the day before the Meeting. Any proxy submitted prior to the Meeting may be revoked at any time before it is voted by written notice of revocation received by the Secretary of the Company prior to the Meeting, by delivering a later dated proxy in accordance with the instructions on the enclosed proxy, by voting in person at the Meeting or by revoking a written proxy by request in person at the Meeting. If the proxy submitted is not so revoked, the shares represented by such proxy will be voted in accordance with the instructions contained therein. If no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other proposals that may properly come before the Meeting.

For Proposal 1, our Sixth Amended and Restated By-laws (the “By-laws”) provide a majority voting standard for election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of votes cast “FOR” a director nominee exceeds 50% of the number of votes cast with respect to that director’s election. Broker non-votes and abstentions will have no effect on the outcome of the vote for Proposal 1. Pursuant to our By-laws, each person who is nominated to stand for election as director must tender an irrevocable and executed letter of resignation in advance of the meeting for the election of directors. If an incumbent director nominee is not elected in an uncontested election and no successor has been elected at such meeting, the director must promptly tender his or her resignation to the Board.

The Nominating and Corporate Governance Committee of the Board (excluding the nominee, if applicable) then will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board, excluding the nominee, will act on the resignation and publicly disclose its decision in accordance with the By-laws.

Proposals 2, 3 and 4 will be approved upon the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on each such proposal. Abstentions will be counted for each of Proposals 2, 3 and 4, and will have the same effect as a vote against such proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote of Proposal 2, 3 or 4.

If, in a proxy submitted on behalf of a stockholder by a person acting solely in a representative capacity, the proxy is marked clearly to indicate that the shares represented thereby are not being voted with respect to one or more proposals, then such proxies will be counted as present for purposes of establishing a quorum at the Meeting but will not be considered entitled to vote on such proposals and such “non-votes” will have no effect on the outcome of such proposals. Proxies marked as “abstain” as to one or more proposals will be counted as present for purposes of establishing a quorum at the Meeting and for the purpose of calculating the vote on such proposals. Such abstentions will have the effect of a vote against such proposals other than Proposal 1 (for which they will have no effect on the voting results).

The chairman of the Meeting or the holders of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote have the power to adjourn the Meeting from time to time without notice other than announcement at the Meeting of the time and place of the adjourned meeting.

As of the date of this proxy statement, we do not know of any matters that will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting of Stockholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named as proxies in the enclosed proxy card, or their substitutes acting thereunder, will vote on any such matter in accordance with their best judgment.

Corporate Governance Matters

Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table lists each of our current directors and provides membership information for each of the committees:

Name	Audit	Compensation	Nominating and Corporate Governance
John C.C. Fan
Scott L. Anchin*	X
James K. Brewington			X
David E. Brook			X
Morton Collins+	X	X
Chi Chia Hsieh		X
Richard H. Osgood#	X	X	X

*	Audit Committee Chairperson
+	Compensation Committee Chairperson
#	Nominating Committee Chairperson

Corporate Governance Guidelines

Our Board has adopted written charters for each of its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Board has also adopted corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors, a policy on conflict minerals sourcing and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on our website at www.kopin.com under the heading “Investors Relations: Governance Documents.” A copy of any of these documents may be obtained, without charge, upon written request to Kopin Corporation, c/o Investor Relations, 125 North Drive, Westborough, MA 01581.

Corporate Governance Practices and Board Independence

Each year, our Board reviews the relationships that each director has with us and with other parties. With the exception of Dr. Fan, our President, Chief Executive Officer, and Chairman of the Board, only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”), and whom the Board affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. Our Board has reviewed a number of factors to evaluate the independence of each of its members. These factors include the members’ current and historic relationships with us and our competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies of which a member of our Board is a director or executive officer. After evaluating these factors, our Board has determined that a majority of the members of the Board, namely Scott Anchin, James Brewington, David Brook, Morton Collins, Chi Chia Hsieh and Richard Osgood, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director and are independent directors of Kopin Corporation within the meaning of the applicable Nasdaq Rules.

In making its independence determinations, our Board considered transactions occurring since the beginning of 2017 between us and entities associated with the independent directors or members of their immediate family. All identified transactions that appear to relate to Kopin Corporation and a person or entity with a known connection to a director are presented to the Board for consideration. In making its subjective determination that each non-employee director is independent, our Board considered the transactions in the context of the Nasdaq Rules, the standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members. Our Board’s independence determinations included reviewing the following transactions and relationships:

Dr. Hsieh is a director of a company, KoBrite Corp. (“KoBrite”), in which Kopin owns a minority interest. Dr. Hsieh is also a director of Bright LED, which is the majority owner of KoBrite. Mr. Brook, one of our directors, is a partner of the patent law firm of Hamilton, Brook, Smith & Reynolds P.C., which is our patent counsel. During fiscal year 2019, we paid Hamilton, Brook, Smith & Reynolds P.C. fees for legal services of approximately $531,638.

Our Board noted that the fees paid to Hamilton, Brook, Smith & Reynolds P.C. were less than 5% of the firm’s revenue for the fiscal year 2019. Our Board determined that, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship did not impair the director’s independence.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Corporate Governance Committee (the “Nominating Committee”) may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the Nominating Committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The Nominating Committee may also ask the candidate to meet with our management. If the Nominating Committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the Nominating Committee believes it is in the best interests of Kopin Corporation and its stockholders to increase the number of board members, it will recommend that candidate’s election to the full Board.

Before nominating a sitting director for re-election at an annual stockholder meeting, the Nominating Committee will consider the director’s performance on the Board and whether the director’s re-election would be consistent with our corporate governance guidelines and our continued compliance with applicable laws, rules and regulations.

Our Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to us and may contribute to the success of our business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of our business. When considering candidates for director, the Nominating Committee takes into account a number of factors, which may include the following:

•	Independence from management;

•	Age, gender and ethnic background;

•	Relevant business experience;

•	Judgment, skill and integrity;

•	Existing commitments to other businesses;

•	Potential conflicts of interest;

•	Corporate governance background;

•	Financial and accounting background;

•	Executive compensation background; and

•	Size and composition of the existing Board.

Stockholder Proposals

The Nominating Committee will consider candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to Kopin Corporation, c/o Investor Relations, 125 North Drive, Westborough, MA 01581, and include the following:

•	The name and address of the stockholder and a statement that he, she or it is one of our stockholders and is proposing a candidate for consideration by the Nominating Committee;

•

The class and number of shares of our capital stock owned by the stockholder as of the record date for the annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;

•	The name, age and address of the candidate;

•	A description of the candidate’s business and educational experience;

•	The class and number of shares of our capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;

•

Information regarding each of the foregoing criteria the Board generally considers, other than the factors regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

•	A description of any relationship between the candidate and any of our customers, suppliers or competitors or any actual or potential conflict of interest;

•	A description of any relationship or understanding between the stockholder and the candidate; and

•	A written statement by the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Under our By-laws, nominations for directors may be made only by or at the direction of the Board, or by a stockholder of record at the time of giving notice who is entitled to vote and delivers to Kopin Corporation written notice along with the additional information and materials required by our By-laws not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For our annual meeting in the year 2021, we must receive this notice no earlier than January 20, 2021, and no later than February 19, 2021 to be eligible for consideration at the annual meeting in 2021. You can obtain, without charge, a copy of the by-laws by writing to Kopin Corporation, c/o Investor Relations, 125 North Drive, Westborough, MA 01581.

Under our By-laws, stockholders may present proposals other than director nominations that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 75 days prior to the first anniversary of the preceding year’s annual meeting. For our annual meeting in the year 2021, pursuant to the requirements in our By-laws, we must receive such notice no earlier than March 6, 2021 and no later than April 20, 2021, to be eligible for consideration at the annual meeting in 2021.

Under Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) stockholders must deliver proposals to Kopin Corporation not later than January 20, 2021 if the proposal is submitted for inclusion in our proxy materials for the annual meeting in 2021.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to our Board or any individual director. Stockholders may send written communications to the Board or any director to Kopin Corporation, Board of Directors, c/o Chief Financial Officer, 125 North Drive, Westborough, MA 01581.

Related Transactions

The Audit Committee reviews and approves certain transactions or relationships involving Kopin and its directors, executive officers and their affiliates. Kopin has adopted policies and procedures that apply to any transaction or series of transactions in which Kopin, or a subsidiary, is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. In reviewing a transaction or relationship, the Audit Committee will take into account, among other factors it deems appropriate, the nature and terms of the transaction, the dollar value of the transaction, the business reasons for the transaction, whether it is on terms no more favorable than to an unaffiliated third party under similar circumstances, as well as the extent of the related party’s interest in the transaction. Our Code of Business Conduct and Ethics for Employees, Executive Officers and Directors prohibits any transaction or relationship that would create a conflict of interest, unless approved by the Board. Conflicts of interests are to be reported to the applicable employees’ immediate supervisor or our Chief Financial Officer.

On September 30, 2019, we entered into an Asset Purchase Agreement (the “Solos Purchase Agreement”) with Solos Technology Limited (“Solos Technology”). Pursuant to the Solos Purchase Agreement, we sold and licensed to Solos Technology certain assets of our SolosTM (“Solos”) product line and WhisperTM Audio (“Whisper”) technology. As consideration for the transaction, we received 1,172,000 common shares representing a 20.0% equity stake in Solos Technology’s parent company, Solos Incorporation (“Solos Inc.”). Our 20.0% equity stake will be maintained until Solos Inc. has raised a total of $7.5 million in equity financing, after which we will have to participate in future equity offerings or have our ownership percentage decline. We performed a fair market value assessment of our 20.0% ownership interest and recorded a gain on investment of $0.6 million as the basis in the assets transferred was zero. Dr. Fan, our CEO and Chairman, acquired an individual ownership interest of 15.5% (12.3% fully diluted) of Solos Inc. Two of Dr. Fan’s family members have also invested in Solos Inc., and collectively hold a 37.1% (29.5% fully diluted) ownership interest in Solos Inc.

Mr. Brook, one of our directors, is a principal and shareholder of the patent law firm of Hamilton, Brook, Smith & Reynolds P.C., which is our patent counsel. We have engaged Hamilton, Brook, Smith & Reynolds P.C. from time to time since 1984 and intend to continue to do so in the future. During fiscal year 2019, we paid Hamilton, Brook, Smith & Reynolds P.C. fees for legal services of approximately $531,638. Mr. Brook is not directly compensated by Hamilton, Brook Smith & Reynolds P.C. based on that firm’s work performed for the Company and does not routinely work on Company matters. Furthermore, Mr. Brook’s interest is approximately 10% of the law firm’s shareholder allocation and the fees paid by the Company to Hamilton, Brook, Smith & Reynolds P.C. in 2019 represented less than 5% of the law firm’s revenue for fiscal year 2018.

We do not currently provide personal loans to our executive officers or directors. Other than Proposal 1, none of our directors, executive officers or their associates have a substantial interest in any of the matters to be acted upon at the Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our By-laws provide that the Board shall consist of not less than three nor more than 13 directors. The Board has fixed the number of directors at seven. Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of each of the nominees to serve as director until the 2021 Annual Meeting of Stockholders and until their respective successors are elected and qualified. If any nominee is unavailable or unwilling to serve, such votes will be cast by the proxies either for a substitute nominee selected by the proxies or to fix the number of directors at a lesser number. Our Board currently has no reason to expect that any of the nominees will be unavailable or unwilling to serve. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required for Election

The election of directors requires a majority voting standard for election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of votes cast “FOR” a director nominee exceeds 50% of the number of votes cast with respect to that director’s election. Any “non-votes” and abstentions from voting received will have no effect on the outcome of this Proposal 1.

Pursuant to our By-laws, each person who is nominated to stand for election as director must tender an irrevocable and executed letter of resignation in advance of the Annual Meeting for the election of directors. If an incumbent director nominee is not elected in an uncontested election and no successor has been elected at such meeting, the director must promptly tender his or her resignation to the Board. The Governance and Nominating Committee (excluding the nominee, if applicable) then will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board, excluding the nominee, will act on the resignation and publicly disclose its decision in accordance with the By-laws.

The Board of Directors has nominated and recommends that you vote “FOR” the election of each of the nominees listed below to serve as our Directors until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Set forth below are the name and age for each director nominee, his or her principal occupation and business experience during the past five years and the names of other publicly-traded companies of which he served as a director.

Name	Age	Served as Director Since	Position and Offices with the Company
John C.C. Fan	76	1984	President, Chief Executive Officer, Director and Chairman of the Board
Scott L. Anchin	46	2019	Director
James K. Brewington	76	2006	Director
David E. Brook	79	1984	Secretary and Director
Morton Collins	84	1985	Lead Independent Director
Chi Chia Hsieh	75	1995	Director
Richard H. Osgood	66	2019	Director

Beyond their general business acumen and insights, the Board of Directors believes the proposed directors bring the following skill sets and benefits to the Company:

John C.C. Fan – Dr. Fan is the Founder of Kopin Corporation and has served as our Chief Executive Officer and Chairman of the Board since our organization in April 1984. Dr. Fan received a Ph.D. in Applied Physics from Harvard University.

Scott L. Anchin – Mr. Anchin’s accounting, management and restructuring experience and background, and his expertise in advising companies and stakeholders in difficult circumstances qualify him to serve on our Board.

James K. Brewington – Mr. Brewington served as president of Lucent Technologies Mobility Solutions Group, where he was responsible for all wireless infrastructure for the mobility segment, including global wireless development and product architecture. Our products are designed for integration in or with wireless devices. Mr. Brewington provides general business counsel and specifically on the direction of wireless technologies used by us in developing our strategies.

David E. Brook – We make significant investments in researching and developing new technologies. Mr. Brook is a founder and principal of Hamilton, Brook, Smith & Reynolds P.C., a law firm specializing in intellectual property (IP) rights. Mr. Brook counsels the Company on developing IP strategies to protect our investments.

Morton Collins – Mr. Collins has served on the board of directors of several venture capital partnerships, private and public companies and has an extensive technology background. Mr. Collins provides us with counsel based on his experience in finance and company creation.

Chi Chia Hsieh – We have significant customers and vendors in Taiwan, Korea, Japan and China, and a critical step in the production of our display products occurs in Taiwan and China. Dr. Hsieh provides us with counsel on Asian business practices and relationships with Asian business leaders.

Richard Hoe Osgood III – Mr. Osgood’s significant experience in the capital markets and securities industry expertise, as well as his management and strategic experience which qualifies him to serve on our Board.

The Board considers diversity in terms of education, business experience and nationality when considering candidates for our Board. There are no family relationships among any of our directors, officers or nominees.

Background of Nominees for Director and Certain Officers

Nominees

John C.C. Fan, President, Chief Executive Officer, Chairman of the Board. Dr. Fan has served as our Chief Executive Officer and Chairman of the Board since our organization in April 1984. He has also served as our President since July 1990. Prior to July 1985, Dr. Fan was Associate Leader of the Electronic Materials Group at MIT Lincoln Laboratory. Dr. Fan is the author of numerous patents and scientific publications. Dr. Fan received a Ph.D. in Applied Physics from Harvard University. During the past five years, Dr. Fan has not served on the board of directors of any other public companies or registered management investment companies.

Scott L. Anchin, Director, is a Partner at Cormont Strategic Services, LLC. Previously Mr. Anchin served as a Managing Director with Opportune LLP from March 2016 to October 2018, where he provided restructuring advisory services to companies and stakeholders in distressed situations. From 2009 to February 2016, Mr. Anchin was employed by Alvarez & Marsal North America, LLC, a global professional services firm specializing in turnaround and interim management and performance improvement. He is a non-practicing Certified Public Accountant in the State of New York and holds a B.S. in Accounting from the Wharton School of Business at the University of Pennsylvania and an M.B.A. with a concentration in Management from Columbia Business School. Mr. Anchin is a Director of Genasys Inc, and Applied DNA Sciences Inc.

James K. Brewington, Director. Mr. Brewington has served as one of our directors since 2006. Mr. Brewington retired as President of Developing Markets at Lucent Technologies in 2007. Prior to heading Lucent’s Developing Markets group, Mr. Brewington served as president of that company’s Mobility Solutions Group, where he was responsible for all wireless infrastructure for the mobility segment, including global wireless development and product architecture, project management, and business and product management. He began his career at AT&T in 1968, and over the ensuing years he has held various executive management positions in the telecommunications industry, including overseeing Bell Telephone Wireless Laboratories. Mr. Brewington is currently chairman of the Board of directors of New Edge Signal Solutions, a private company. Mr. Brewington is also founder and President of All Purpose Networks, a private company. During the past five years, Mr. Brewington has not served on the board of directors of any other public companies or registered management investment companies.

David E. Brook, Secretary and Director. Mr. Brook has served as one of our directors since 1984. Mr. Brook is a founder and principal of the intellectual property law firm Hamilton, Brook, Smith & Reynolds P.C. in Boston and Concord, Massachusetts. During the past five years, Mr. Brook has not served on the board of directors of any other public companies or registered management investment companies.

Morton Collins, Director. Mr. Collins has served as one of our directors since 1985 and was elected our Lead Independent Director in 2014. Mr. Collins received his PhD in Chemical Engineering from Princeton University and his PhD in Science from University of Delaware. From October 1968 to June 1974, Mr. Collins was the Founder and Chief Executive Officer of Data Science Ventures, Inc. (DSV I). He was a Founder of DSV Associates (DSV II); DSV Partners III (DSV III); DSV Partners IV (DSV IV) and has been the Managing Partner of each since their formation in 1974, 1981 and 1985 respectively. These organizations provide venture capital and management assistance to early-stage high-technology companies. In July of 1997, Mr. Collins became a Special Limited Partner of Cardinal Partners, the successor to the DSV series of partnerships. From 2003 to 2016, Mr. Collins was a General Partner of Battelle Ventures. In January of 2017, Mr. Collins founded M Collins Ventures, a venture capital fund of which he is the Managing Partner. Mr. Collins is currently a member of the board of directors of Inovio Pharmaceuticals, Inc., a public company. During the past five years, Mr. Collins has not served on the board of directors of any other public companies or registered management investment companies other than Inovio.

Chi-Chia Hsieh, Director. Dr. Hsieh has served as one of our directors since December 1995. Dr. Hsieh is currently the Vice Chairman and was previously the President of Microelectronics Technology Inc., a Taiwan corporation publicly traded on the Taiwan Stock Exchange. Dr. Hsieh is Chairman of the board of directors of IQE Taiwan, a Taiwan corporation in which we formerly were a majority stockholder until January 2013. Dr. Hsieh is also a member of the board of directors of BriteLED, a Taiwan Corporation publicly traded on the Taiwan Stock Exchange. Dr. Hsieh is currently a member of the board of directors of Microelectronics Technology Inc., Advanced Wireless Systems, Bright LED Electronics Corp., and Taiwan Cement Corporation, all public companies. Dr. Hsieh is also the Independent Director of Innolux Corporation, and Independent Director of AcBel Polytech Inc., both are public companies in Taiwan. During the past five years, Dr. Hsieh has not served on the board of directors of any other public companies or registered management investment companies.

Richard Hoe Osgood III, Director, Mr. Osgood retired in 2012 after serving as Head of Equity Capital Markets for Wedbush Securities since January 2009. Mr. Osgood joined Wedbush Securities when it acquired Pacific Growth Equities in 2009, which Mr. Osgood founded in 1991. Mr. Osgood served in various capacities with Pacific Growth Equities prior to its acquisition, including President, Chief Executive Officer, Chief Operating Officer, Chairman and Executive Chairman. Prior to founding Pacific Growth Equities, Mr. Osgood was the Head of Capital Markets, Sales and Trading at Volpe, Welty and Company, a company he also co-founded in 1986. Previously, Mr. Osgood held senior positions in institutional sales at Montgomery Securities, Rotan Mosely and Smith Barney. Mr. Osgood holds a B.A. in Psychology and a B.S. in Biology from the University of the South. Mr. Osgood is a Director of Genasys Inc., a public company.

Officers

John C.C. Fan, President, Chief Executive Officer, Chairman of the Board. Dr. Fan, age 76, has served as our Chief Executive Officer and Chairman of the Board since our organization in April 1984. He has also served as our President since July 1990. Prior to July 1985, Dr. Fan was Associate Leader of the Electronic Materials Group at MIT Lincoln Laboratory. Dr. Fan is the author of numerous patents and scientific publications. Dr. Fan received a Ph.D. in Applied Physics from Harvard University.

Richard A. Sneider, Treasurer and Chief Financial Officer. Mr. Sneider, age 59, has served as our Treasurer and Chief Financial Officer since September 1998. Mr. Sneider is a former Certified Public Accountant and was formerly a partner of the international public accounting firm, Deloitte & Touche LLP, where he worked for 16 years.

Hong Choi, Chief Technology Officer and Vice President. Dr. Choi, age 68, joined us as Chief Technology Officer in July 2000. Previously, Dr. Choi served as Senior Staff Member at MIT Lincoln Laboratory, where he worked for 17 years. Dr. Choi received a Ph.D. in Electrical Engineering from the University of California, Berkeley.

Boryeu Tsaur, Executive Vice President—Display Operations. Dr. Tsaur, age 64, joined us as Executive Vice President—Display Operations in July 1997. From 1993 to 1997, Dr. Tsaur served as Group Leader, Electronic Material Group, at MIT Lincoln Laboratory. Dr. Tsaur received a Ph.D. in Electrical Engineering from the California Institute of Technology.

Paul Baker, Chief Operating Officer for Kopin Government and Industrial and Strategic Business Officer. Mr. Baker, age 57, previously served as the Company’s Strategic Business Officer from February 2019 to January 2020, Senior Vice President, Business Development from January 2017 to January 2019, and as Vice President, Business Development between March 2014 and December 2016. From 2007 to 2014, Mr. Baker served as Executive Vice President, Business Development & Sales at ZINK Imaging Co., a privately-held company headquartered in Billerica, Massachusetts that invented ZINK Zero Ink® Technology. Mr. Baker holds a B.A. in economics from Colby College and a M.B.A. from Boston University.

Board Structure and Risk

Our Board leadership structure is commonly utilized by other public companies in the United States, and we believe that it is effective for us. We believe this leadership structure is appropriate for us given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among the Chief Executive Officer and the Chief Financial Officer and the independent directors. Pursuant to our By-laws, our Board selects the Chairman and the Chief Executive Officer that it determines to be in the best interest of our stockholders. Our Board has determined that each of Scott L. Anchin, James K. Brewington, David E. Brook, Morton Collins, Chi-Chia Hsieh and Richard H. Osgood are independent as that term is defined under the applicable independence listing standards of Nasdaq Rules and the applicable SEC rules and regulations. Morton Collins is our Lead Independent Director. We believe that having a combined Chairman and Chief Executive Officer and independent chairs for each of our Board committees provides the best form of leadership for us. We have a single leader for our Company with oversight of our operations by experienced independent directors who have appointed three independent committee chairs.

We believe that our directors provide effective oversight of risk management functions. Annually, we perform a risk review where the management team evaluates the risks facing us in the upcoming year and over a longer term horizon, typically three years. From this risk assessment, we develop plans to deal with the risks identified. This risk assessment is provided to the Board of Directors and their input is reflected in the annual risk assessment. In addition, members of our management periodically present to the Board the strategies, issues and plans for the product lines they manage. The Compensation Committee also reviews our incentive plans to determine whether they result in management behavior that may result in additional risk beyond the plans’

intended purpose. While the Board oversees our risk management, our management is responsible for day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that the Board leadership structure supports this approach.

Board and Committee Meetings

During the fiscal year 2019, our Board held 6 meetings. For each director, overall attendance at Board meetings and relevant committee meetings, either in person or by conference call, was greater than 75% during the period they were on the committee. All of our then directors attended the 2019 annual stockholder. Although we currently do not require our directors to attend annual stockholder meetings, we do encourage directors to do so and welcome their attendance.

Audit Committee: We have established a separately designated Audit Committee as defined by Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is composed of three directors; Scott L. Anchin, Morton Collins, and Richard H. Osgood, each of whom the Board has determined is independent under the Nasdaq Rules and the applicable SEC rules and regulations. Mr. Anchin and Mr. Osgood joined the audit committee in May 2019 prior to that Mr. Chapman and Mr. Landine were members of the audit committee. Both Mr. Chapman and Mr. Landine resigned from the Board in May of 2019. The Board has determined that Mr. Anchin is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. Our Board adopted an Audit Committee Charter which is available on our website at www.kopin.com under the heading “Investors: Corporate Governance.” Our Audit Committee Charter delegates to the Audit Committee the responsibility, among other things, to engage our independent auditors, review the audit fees, supervise matters relating to audit functions, review and set internal policies and procedure regarding audits, accounting and other financial controls, and review related party transactions. The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche LLP and RSM US LLP for fiscal year 2019. During the 2019 fiscal year, our Audit Committee met in person or through a conference call 6 times. One member participated in five meetings and two members participated in four meetings. The two members who participated in four meetings became Audit Committee members during 2019 and the four meetings were all of the meetings that took place during their time on the Audit Committee.

Nominating and Corporate Governance Committee: Our Nominating and Corporate Governance Committee presently is composed of three directors, Mr. Brewington, Mr. Brook and Mr. Osgood, each of whom the Board has determined is independent under applicable SEC and Nasdaq Rules. The Nominating and Corporate Governance Committee is responsible, among other things, for considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing our corporate governance guidelines. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.kopin.com under the heading “Investors Relations: Governance Documents.” During the 2019 fiscal year, our Nominating and Corporate Governance Committee met in person or through a conference call one time and all three members participated in the meeting.

Compensation Committee: Our Compensation Committee presently is composed of three directors, Mr. Collins, Dr. Hsieh and Mr. Osgood, each of whom the board has determined is independent under applicable SEC and Nasdaq Rules. The charter of the Compensation Committee is available on our website at www.kopin.com under the heading “Investors: Corporate Governance.” During the 2019 fiscal year, our Compensation Committee met in person or through a conference call two times and Mr. Collins participated at each meeting. Dr. Hsieh and Mr. Osgood became member of the Compensation Committee in May of 2019 and each attended the meeting during their period on the Compensation Committee. The Compensation Committee is responsible for the approval of remuneration arrangements for our executive officers, review and approval of compensation plans relating to executive officers and directors, including grants of stock options, restricted stock and stock grants under our 2010 Equity Incentive Plan and other benefits and general review of our employee compensation policies.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the current members of our Compensation Committee has ever been an employee of Kopin or any subsidiary of Kopin.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below contains information, as of the dates below, regarding the beneficial ownership of all those known to us to be a beneficial owner of more than 5% of our common stock as well as our directors and nominees, named executive officers and all of our executive officers and directors as a group.

Name	Amount and Nature of Beneficial Ownership(1)	Percent(2)
John C.C. Fan	5,209,769	6.10
Scott L. Anchin	10,000	*
James K. Brewington	150,000	*
David E. Brook	293,760	*
Morton Collins(3)	329,500	*
Chi Chia Hsieh	266,000	*
Richard H. Osgood	30,000	*
Bor Yeu Tsaur	354,099	*
Richard A. Sneider	333,246	*
Hong Choi	380,506	*
Paul Baker	217,853	*

All directors and executive officers as a group (11 persons)	7,574,733	8.9
AWM Investment Company(4)	7,282,997	8.6
Goertek Inc.(5)	7,589,000	8.9

*	Less than 1%
(1)	Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.
(2)	Percentages are based on 84,914,040 shares of our common stock outstanding as of March 31, 2020.
(3)	Included within Mr. Collins Beneficial Ownership are 177,000 shares held in trusts for which he disclaims beneficial ownership.
(4)

Based on information set forth in a Schedule 13G/A filed by AWM Investment Company on February 12, 2020. AWM Investment Company’s business address is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(5)	Based on the sale of 7,589,000 shares of our common stock on April 20, 2017 to Goertek Inc.

Delinquent Section 16(a) Reports

Based solely on a review of reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 furnished to us and written representations from our directors and executive officers and other information, we believe that none of our directors, executive officers or 10% stockholders, failed to file on a timely basis the reports required to be filed pursuant to Section 16 of the Exchange Act during the fiscal year 2019 except as follows: On April 12, 2019, Mr. Collins reported the gifting of 2,000 shares which occurred on November 2, 2006. On January 7, 2020 Mr. Baker filed a Form 4 for the disposition of 5,000 shares on June 25, 2019.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

The following compensation discussion and analysis summarizes our philosophy and objectives regarding the compensation of our named executive officers, including how we determine elements and amounts of executive compensation. The following compensation discussion and analysis should be read in conjunction with our tabular disclosures, which directly follow the discussion, beginning on page 23 of this proxy statement.

This Compensation Discussion and Analysis (“CD&A”), describes the Company’s executive compensation program, philosophy and objectives as they related to our 2019 Named Executive Officers (“NEOs”). Our NEOs for fiscal 2019 were:

•	John C.C. Fan, President, Chief Executive Officer, Chairman of the Board

•	Richard A. Sneider, Treasurer and Chief Financial Officer

•	Boryeu Tsaur, Executive Vice President—Display Operations

•	Hong Choi, Chief Technology Officer

•	Paul C. Baker, Chief Operating Officer for Kopin Government and Industrial and Strategic Business Officer

Executive Summary

Provided below are key Company performance and executive compensation highlights for fiscal 2019:

In 2019, we commercialized some of our technologies, continued to ramp production on a key military program and restructured the business to reduce costs. Below is a summary of certain performance highlights that occurred in 2019:

•

We continued volume production for the Family Weapon Sight Individual (FWS-i) program and the F-35 fighter jet program. We continued the development of the Family Weapon Sight Crew-Served (FWS-CS) program and the U.S. Army armored vehicle program, which are both scheduled for completion in 2020.

•

We increase revenues by 21% in 2019 as compared to 2018, we reduced R&D and SG&A expenses by 23% and 22%, respectively in 2019 as compared to 2018 and we reduced cash used in operations from $7.8 million in the first quarter of 2019 to $4.2 million in the fourth quarter of 2019.

•	In May 2019, we licensed our Golden-i Infinity technology to a company for $3.5 million up front and under the agreement receive future royalties.

•	In September 2019, we sold and licensed certain assets of our Solos product line and Whisper technology for a 20% equity interest in the purchaser and under the agreement we receive future royalties.

•	We had 27 patents granted and filed for five new applications. Overall, we have over 200 patents and patents pending, almost all of which are related to wearable applications.

Compensation Highlights:

Summarized below are highlights with respect to executive compensation in fiscal 2019:

•	There was no increase to the base salary for the NEOs.

•	Our primary objectives are to increase revenues and cash flow. To that end, we granted our CEO 100,000 shares of restricted stock and our other NEOs 60,000 shares of restricted stock, which can be earned if certain revenue and cash flow targets are met. Twenty percent of the shares can be earned by meeting certain revenue targets and 80% of the shares can be earned by meeting certain cash flow targets in fiscal 2020. The targets are a range, and if the minimum point of the range is not achieved, then no restricted stock is earned, and if the highest point on the range is met, then all of the shares are earned. It is expected that actual results will be somewhere within the range and some portion of the shares will be earned.

•	Each of our NEOs other than our CEO received a grant of 10,000 shares of restricted stock, which vests on each of the four subsequent December 10ths after grant date.

Key Compensation Governance Attributes:

Our pay practices emphasize good governance and market practice:

What We Do	What We Don’t Do
✓ Stock Ownership guidelines for the CEO and Non-Employee Directors ✓ Maintain a clawback policy ✓ Emphasize pay for performance ✓ Perform annual compensation risk assessment

☒   Employment agreements for anyone other than the CEO and the two former owners of NVIS, Inc who received agreements related to additional compensation if NVIS meets certain cash flow targets

☒   Excise tax gross-up provisions

☒   Executive perquisites

2019 Say on Pay Vote:

•

In 2019, our stockholders voted to approve our executive compensation program (also known as “Say on Pay”) for the ninth time, and of the 38,670,266 votes cast, 22,335,527, or 57.8%, were in favor. The Committee considered the results of this advisory vote as it continually evaluates the Company’s compensation programs and policies to ensure that the programs strike a balance between internal (business strategy) and external (stockholder) alignment.

Compensation Philosophy

We believe that our NEOs play a critical role in the operational and financial performance of our company that creates long-term value for our stockholders. Accordingly, our executive compensation philosophy is to reward our executives for individual performance and for contributions to our performance. We have invested significant efforts and funds in developing new technologies and products for both our traditional markets, military and industrial, and for the emerging “Wearables” industrial market. In fiscal 2019, our strategic emphasis shifted from development to commercializing our technologies. Accordingly, we have shifted our performance award system to be based more towards financial metrics, specifically revenue growth and cash flow improvement.

We strive to counterbalance our employee retention objectives and pay-for-performance objectives. Historically we believe we have accomplished this by compensating our executives with a combination of base salary, performance bonus awards and long-term equity-based retention compensation. In fiscal 2019, we maintained the same philosophy but believed that our management would be more incentivized by a significant restricted stock grant that would vest upon the attainment of revenue and cash flow milestones than a cash bonus.

We believe that the quality, commitment and performance of our executives are critical factors affecting our long-term value. Accordingly, our compensation objectives include:

•	aligning our executive interests with the Company’s goals and our stockholders’ interests;

•	retaining our executives and key employees; and

•	rewarding individuals for their performance.

In addition, we periodically use benchmarks and peer group comparisons to assist us in determining whether our executive compensation is appropriate in light of our compensation objectives and philosophy.

Role of the Compensation Committee

The Compensation Committee of our Board of Directors sets our executive compensation policies and determines the amounts and elements of compensation for our executive officers. As set forth in the Compensation Committee’s written charter, its responsibilities include establishing compensation policies for our directors and executive officers; reviewing and approving the Chief Executive Officer’s annual compensation; approving employment agreements or arrangements with executive officers; administering our 2010 Equity Incentive Plan and legacy equity award plans (the “Equity Plans”) and approving grants under the 2010 Equity Plan; and making recommendations regarding any other incentive compensation or equity-based plans. The Compensation Committee may delegate certain authority with respect to compensation matters to our executive officers.

The Compensation Committee considers the amounts and elements of compensation for our executive officers, both for the past and the upcoming fiscal year based on the following:

•	the Company’s next fiscal year’s forecasted development and financial results;

•	the evaluation and performance review process; and

•	the Compensation Committee members’ personal experience and trends identified in the peer group benchmarking analysis.

For all employees, other than our NEOs and certain executive officers, the Compensation Committee approves ranges of merit increase, for example 2% to 3%, of base salary compensation based on recommendations from the Chief Executive Officer.

For all executive officers other than our Chief Executive Officer and Chief Financial Officer, the Compensation Committee establishes and approves the base salary compensation based on recommendations from the Chief Executive Officer.

With respect to compensation of our Chief Executive Officer and Chief Financial Officer, the Compensation Committee establishes and approves the compensation determinations based on the Compensation Committee’s evaluation and performance reviews of our Chief Executive Officer and Chief Financial Officer.

A copy of the Compensation Committee charter is posted on our website, www.kopin.com, under the heading “Investors: Corporate Governance.” For the period January 2019 through May 2019, our Compensation Committee consisted of Mr. Collins and Mr. Chapman. In May 2019, Mr. Chapman resigned from our Board and thereafter our Compensation Committee consisted of Mr. Collins (chairperson), Dr. Hsieh and Mr. Osgood. All Board members who served on the Compensation Committee in 2019 were determined to be an independent director as determined by our Board, based upon the Nasdaq Rules and our independence guidelines.

The Role of Management

At the request of the Committee, NEOs of the Company may be present at Compensation Committee meetings for discussion purposes. However, they have no involvement in the decisions made by the Committee, nor do they have a vote on any matters brought before the Committee. The Compensation Committee meets with the Chief Executive Officer to discuss his performance and compensation package, but ultimately, decisions regarding his package are made solely based upon the Committee’s deliberations, as well as input from the compensation consultant, as requested. The Compensation Committee considers recommendations from the Chief Executive Officer and Chief Financial Officer, as well as input from the compensation consultant as requested, to make decisions regarding other NEOs.

Role of the Compensation Consultant

In making its determinations with respect to executive compensation, the Compensation Committee has periodically engaged the services of a compensation consultant to provide input on trends in executive compensation and to obtain an outside perspective on our executive compensation practices and assist with our peer group benchmarking analysis. The Compensation Committee does not believe a formal annual peer group assessment by an independent third party is necessary unless either internal factors, such as employee turn-over, or external factors, such as published reports in industry periodicals, indicate significant changes in executive compensation have taken place. In 2017, the Company engaged Radford, an Aon company (“Radford”) as the compensation consultant to provide the following services:

•	Recommend changes to the peer group of comparable companies;

•	Complete a competitive analysis of compensation for each executive utilizing comparable peer company compensation data;

•	Provide assistance with our long-term incentive strategy; and

•	Provide general executive compensation advice.

In addition, the Company asked Radford for assistance in benchmarking the compensation and long-term incentives of the CEO and other NEOs.

In 2019, the Company asked Radford to assist in computing the potential value of Dr. Fan’s post-employment medical benefits, review the Company’s proposed 2020 Equity Incentive Plan and review a draft of the proxy statement.

The compensation consultant reports directly to the Compensation Committee and carries out responsibilities as assigned by the Committee. The Compensation Committee has the sole authority to retain and terminate the compensation consultant and to approve the compensation consultant’s fees and all other terms of the engagement. The Committee exercised this authority to engage Radford as its independent compensation consultant and has direct access to the compensation consultant throughout the year. Radford serves as an advisor to the Compensation Committee on topics primarily related to Board and executive compensation. Radford does not provide us with any services other than the services provided at the request of the Compensation Committee.

The Compensation Committee periodically reviews the services provided by its outside consultants and believes that Radford is independent in providing executive compensation consulting services. The

Compensation Committee conducted a specific review of its relationship with Radford in preparation of the 2020 proxy statement and determined that Radford’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and by the SEC and the Nasdaq Global Market.

Compensation Determinations

In making determinations with respect to amounts and elements of executive compensation, the Compensation Committee evaluates our overall performance during the fiscal year against development plans and annual budgets; evaluates the Chief Executive Officer’s achievements against the Board’s expectations; obtains input from the Chief Executive Officer on the performance reviews of the other executive officers; evaluates the potential for future contributions by each executive to our long-term success; and periodically compares our executive compensation against a benchmarking analysis of a group of peer companies. In 2017, we did a formal benchmarking analysis of our CEO, EVP of Display Operations, CFO and CTO compensation.

Peer Group

In 2017, the Compensation Committee engaged Radford to assist in selecting a new peer group with a median revenue and market capitalization size that approximated ours. Based on Radford’s structured peer group review process and recommendations:

•

Six companies were removed from the peer group. Clearfield Inc., CVD Equipment Corp, GSI Technology Inc., Innovative Solutions & Support Inc., QuickLogic Corp. and Rubicon Technology, Inc. due to acquisition or because their revenues and market capitalization were materially different than ours.

•	Three companies of generally similar size were added: Digimarc, DSP Group and Maxwell Technologies

The final 2017 peer group consisted of 13 companies with a median revenue and market capitalization size that approximated ours and included the following companies:

• CEVA Inc.	• Maxwell Technologies
• Digimarc.	• Mesa Laboratories Inc.
• DSP Group	• Microvision Inc.
• eMagin Corp.	• NVE Corp.
• ID Systems Inc.	• PDF Solutions Inc.
• Immersion Corp. • Intevac Inc.	• Pixelworks, Inc.

The peer group information was a reference point in setting NEO compensation in 2018. The NEO compensation was not changed in 2019.

Elements of Compensation

Our compensation program is designed to be simple, straightforward and fair. We use the following compensation and benefits elements to provide an overall competitive compensation and benefits package that is tied to creating stockholder value and supporting the execution of our business strategies:

•	Base salary;

•	Annual incentive (cash or restricted stock);

•	Long-term incentives; and

•	Employment and change-in-control agreements for the Chief Executive Officer.

The combination and allocation of the components and the target amount of each component is influenced by the role of the executive officer, individual performance, expected contributions, market practices, and the total value of all the compensation and benefits available to the individual executive officers. The Compensation Committee reviews and considers each component for each executive officer before making compensation decisions. Consistent with our historical practice, we weighted the mix of compensation more towards base salary and long-term equity incentive plans and to a lesser extent short-term cash bonuses or short term equity awards as discussed below.

Compensation Element Detail

Base Salary

We believe that establishing an appropriate level of annual base salary for our executives is an important element in retaining and motivating our executive officers. In determining base salaries for our executive officers, the Compensation Committee considers the responsibilities of each position, cost of living adjustments and the skills and experience required for each job. The Compensation Committee’s determinations are influenced heavily by the evaluations and performance reviews for each executive officer by our Chief Executive Officer, as discussed above. In addition, the Compensation Committee reviews the peer group benchmarking analysis, if performed, and finally, reviews total compensation for reasonableness prior to making any final determinations.

The following table summarizes the base salaries for the 2019:

Officer	Salary
Dr. Fan	$559,400
Mr. Sneider	349,048
Dr. Tsaur	389,563
Dr. Choi	274,246
Mr. Baker	293,965

Annual Bonus

Historically, we used annual cash bonus awards as a tool for motivating our executives, but in 2019, we believed that a restricted stock grant that could be earned by achieving certain financial metrics would provide greater incentive and align our management with shareholders’ interests. We believe that there are larger companies that have wider-range and more complicated reward programs that, due to our size and development stage, we cannot afford to offer. We believe our executive officers are drawn in part to a smaller company such as ours for the potential wealth that can be created by growing our company. This potential wealth is more likely created through our equity-based incentive compensation plan. We therefore use annual incentive awards to provide some element of a more immediate reward to motivate our executives.

For fiscal 2019, no cash bonus was awarded by the Compensation Committee to the CEO and each of the other NEOs but instead, the CEO received a 100,000 restricted stock grant and each NEO, other than the CEO, received a grant of 60,000 shares of restricted stock that vested if certain financial milestones are achieved in 2020. The financial milestones primarily related to meeting revenue and cash flow targets.

Long-Term Incentives

We believe that including an equity-based incentive component of compensation is a critical tool for motivating our executives and certain employees. We believe that granting equity awards to our executives aligns executive compensation with long-term stockholder value. By awarding executive officers with equity awards that vest over time, we believe that our executive officers will have a continuing stake in our long-term success.

We weighted our total executive compensation towards restricted stock awards that either vest upon the achievement of certain milestones or vest over time. While our management can improve our financial performance through the sales of our current products, cost reduction efforts, process improvements and other short-term advancements, we believe that our executive officers’ focus on long-term achievements, particularly increasing our product and patent portfolios, will create the greatest stockholder value. We believe that by granting our executives meaningful levels of equity awards that vest both in the short- and long-term we will achieve the proper balance between incentivizing them to focus on the current fiscal year’s results and longer term strategies of the Company.

In determining the size of each equity award granted to our executive officers, the Compensation Committee considers:

•	the amount previously awarded on an annual basis to the executive,

•	recommendations from the compensation consultant,

•	the total value of unvested equity awards held by the executive, and

•	the executive’s overall performance, our performance during the year and the dilution to the stockholders.

In 2019, as part of their long-range incentive plan, we granted our NEOs, other than our CEO, 10,000 shares of restricted stock each that vest over a period of four years.

In 2019, in total we granted our Board, employees and consultants 645,000 shares of restricted stock, of which 100,000 were to our CEO and 280,000 were granted to our other NEOs.

Perquisites

The Company does not offer any perquisites for the exclusive benefit of the NEOs. Our healthcare, insurance, and other welfare and employee-benefit programs are the same for all eligible domestic employees, including executive officers. Benefits provided include health and dental coverage, group term life insurance, disability programs and matching contributions to our 401(k) plan. We share the cost of health and welfare benefits with our employees, a cost that is dependent on the level of benefits coverage that each employee elects. The benefits provided to foreign employees are typically determined by the laws of the applicable country they reside in. We have no outstanding loans of any kind to our executive officers.

Clawback Policy

We have a Clawback Policy that provides that performance-based compensation is recoverable from an executive officer if the Board determines that an officer has engaged in knowing or intentional fraudulent or illegal conduct that caused or substantially caused the need for a restatement of the Company’s financial results. Performance-based compensation includes cash payments and any other awards pursuant to any Company incentive plan made on or after January 1, 2009 where payment was predicated on achieving certain financial results. If the Board or an authorized committee determines that any such performance-based compensation would have been at a lower amount had it been based on the restated financial results, the Company will, to the extent practicable and permitted by applicable law, seek recoupment from such officer of the portion of such performance-based compensation that is greater than that which would have been awarded or earned had such compensation been calculated on the basis of the restated financial results.

Employment and Other Agreements

We typically do not offer employment agreements and the only current named executive officer with such an agreement is our Chief Executive Officer. In the event Dr. Fan’s employment is terminated without cause or in connection with certain long-term disability events or dies or in the event of a change in control and Dr. Fan’s position, compensation or responsibilities change within twelve (12) months following the change of control or the parties do not extend or renew his employment agreement upon its expiration on comparable terms, Dr. Fan (or in the case of his death, his spouse) will receive $40,000 per year for 10 years following termination to cover certain medical expenses, severance pay of $1,500,000 payable in 24 monthly installments and his unvested stock awards will immediately vest. The agreement also contains covenants not to compete, non-solicitation clauses and our rights to inventions developed by Dr. Fan. In conjunction with the extension of Dr. Fan’s employment agreement, the Compensation Committee granted Dr. Fan 940,000 shares of restricted stock, 640,000 shares of which will vest at the end of the first 20 consecutive trading day period following the grant date during which the Company’s common stock trades at a price per share equal to or greater than $5.25 prior to the termination of Dr. Fan’s employment (the “$5.25 Award”); 150,000 shares of which will vest at the end of the first 20 consecutive trading day period following the grant date during which the Company’s common stock trades at a price per share equal to or greater than $6.00 prior to the termination of Dr. Fan’s employment (the “$6 Award”); and 150,000 shares of which will vest at the end of the first 20 consecutive trading day period following the grant date during which the Company’s common stock trades at a price per share equal to or greater than $7.00 prior to the termination of Dr. Fan’s employment (the “$7 Award”). The $5.25 Award, $6 Award and $7 Award will also vest if upon the closing of a change in control if the share price of the Company’s common stock is at least $5.25, $6 and $7, respectively, or if Dr. Fan is terminated without cause or due to his death or resigns for good reason.

Our Equity Plans provide for the acceleration of the vesting of unvested stock options and restricted stock awards in the event of a change in control.

Policies Regarding Stock Ownership and Related Matters

We believe that by holding shares of our common stock and options to purchase our common stock, our executives will have interests that are more closely aligned with those of our stockholders.

We have share ownership and retention guidelines that require each director of the Company to own shares of our common stock or options to purchase shares of our common stock having an aggregate market value of at least three times the cash component of the director’s annual retainer (excluding committee retainers) for service on the Board.

In addition, the guidelines require our CEO to own shares of our common stock having an aggregate market value of at least three times his or her annual base salary. Our directors and our CEO have five years from the time they become subject to the stock ownership guidelines to achieve the target ownership thresholds. In 2019, our directors and CEO were on track to maintain compliance with the minimum stock ownership guidelines.

We have an Insider Trading Policy that governs our officers, directors and employees. The policy imposes limits as to when and how our personnel can engage in transactions in our securities and prohibits short sales of our common stock by all our personnel. All of our officers, except Mr. Baker have established 10b5-1 plans with an independent broker. These plans typically govern the sale of an officer’s stock when our stock prices meet certain levels. These plans, generally, may only be adjusted during certain times of the year with the Company’s approval.

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), which generally disallows a tax deduction to public companies for certain compensation in excess of $1.0 million paid in any year to a company’s chief executive officer and the four other most highly compensated officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limitation if certain requirements are met. Although the Compensation Committee has not adopted any specific policy with respect to the application of Section 162(m), we generally seek to structure any long-term incentive compensation granted to our executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m).

Accounting for Stock-Based Compensation

As discussed in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, the accounting for stock-based awards requires the measurement and recognition of compensation expense based on the fair value of all share-based payment awards made to employees and directors, including stock options and employee stock purchases under employee stock purchase plans. We are required to account for share-based compensation transactions using a fair value method and recognize the related expense associated with share-based payments in our statement of operations. Stock-based compensation cost is measured at the accounting measurement date based on the fair value of the award and is recognized as expense over the service period, which generally represents the vesting period. The expense recognized over the service period is required to include an estimate of the awards that will be forfeited.

Since 2004 we have only issued restricted stock awards and the fair value of the award is typically based on the closing price of our stock on the Nasdaq on the day of grant. All employees are eligible to participate in our equity award program but the number of employees who actually participate annually has been reduced and does not typically include employees who are paid on an hourly basis.

Reducing the Possibility of Excess Risk-Taking

The Compensation Committee has determined that the risks arising from the compensation policies and practices for employees of the Company are not reasonably likely to have a material adverse effect on the Company as a whole. The Compensation Committee noted several design features of the Company’s cash and equity-based incentive programs that reduce the likelihood of excessive risk-taking:

•	The program design provides a balanced mix of cash and equity, annual and long-term incentives.

•	We set performance goals that we believe are reasonable in light of past and current performance and assumed future market conditions.

•	Equity grants typically vest over a multi-year period to encourage our executives to maintain a long-term perspective.

•	We use restricted stock because restricted stock retains value even in a depressed market and executives will be less likely to take unreasonable risks to get, or keep, options “in-the-money.”

•	The Compensation Committee has downward discretion over incentive program payouts.

•	For compensation benchmarking purposes, we employ an appropriate peer group derived from a standardized process.

Compensation Committee Report

Our Compensation Committee reviewed the Compensation Discussion and Analysis for the fiscal year ended December 28, 2019 and discussed this Compensation Discussion and Analysis with the Company’s management. Based on this review and its discussions with management, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the 2019 Annual Report of the Company.

By the Compensation Committee of the Board of Directors of Kopin Corporation.

COMPENSATION COMMITTEE

Morton Collins, Chairperson

Chi Chia Hsieh

Richard H. Osgood

Named Executive Officer Summary Compensation Table

The following table summarizes the total compensation for the fiscal years ended December 28, 2019, December 29, 2018 and December 30, 2017, of those persons who served as our principal executive officer, our principal financial officer and our two next most highly compensated executive officers for the fiscal year ended December 28, 2019. We refer to these individuals in this proxy as our named executive officers.

Name and Principle Position	Year	Salary ($)	Bonus ($)(1)	Restricted Stock Awards ($)(2)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total $
John C.C. Fan (6) President, Chief Executive Officer, Chairman of the Board	2019	$559,400	$—	$38,000	—	$—	—	$8,760	$606,160
	2018	$559,400	$—	$1,694,600	—	$—	—	$8,856	$2,262,856
	2017	$545,770	$30,000	$1,288,000	—	$—	—	$8,326	$1,872,096

Richard A. Sneider Treasurer and Chief Financial Officer	2019	$349,048	$—	$26,600	—	$—	—	$9,004	$384,652
	2018	$349,048	$—	$116,000	—	$—	—	$9,077	$474,125
	2017	$340,535	$20,000	$64,400	—	$—	—	$8,603	$433,538

Boryeu Tsaur Executive Vice President—Display Operations	2019	$389,563	$—	$26,600	—	$—	—	$8,632	$424,795
	2018	$389,563	$—	$116,000	—	$—	—	$8,717	$514,281
	2017	$380,062	$20,000	$64,400	—	$—	—	$8,652	$473,114

Hong Choi Chief Technology Officer	2019	$274,246	$—	$26,600	—	$—	—	$8,187	$309,033
	2018	$274,246	$—	$116,000	—	$—	—	$8,048	$398,294
	2017	$267,557	$20,000	$64,400	—	$—	—	$7,865	$359,822

Paul Baker Chief Operating Officer of Kopin Government and Industrial and Strategic Business Officer	2019	$293,965	$—	$91,600	—	$—	—	$8,869	$394,434
	2018	$280,050	$—	$116,000	—	$—	—	$8,914	$404,965
	2017	$273,220	$20,000	$64,400	—	$—	—	$8,406	$366,026

(1)	The amount represents a discretionary cash bonus awarded by the Company.
(2)

The amounts in the column reflect the number of shares of restricted common stock granted in a year multiplied by the closing share price of the Company’s stock as listed on Nasdaq on the date of grant. See notes 1 and 8 of the consolidated financial statements included in our Form 10-K for the fiscal year ended December 28, 2019, regarding assumptions underlying valuation of equity awards.

(3)	The amounts reflect cash bonus payments earned with respect to annual incentive plans.
(4)	The Company does not maintain any pension or non-qualified deferred compensation plan.
(5)	Amounts represent the Company’s matching contributions under the Company’s 401(k) Plan ranging from $7,595 to $8,250 per year and premiums paid for life insurance.
(6)	Dr. Fan is not compensated for his services as a director.

Grants of Plan-Based Awards for 2019

The following table sets forth information relating to restricted stock granted pursuant to our Equity Plans and annual performance cash bonus plans awarded during the year ended December 28, 2019 to each of our named executive officers:

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C.C. Fan(1)	12/23/19	—	—	—	—	—	—	100,000	—	—	$38,000
Richard Sneider(2)	12/23/19	—	—	—	—	—	—	70,000	—	—	$26,600
Boryeu Tsaur(2)	12/23/19	—	—	—	—	—	—	70,000	—	—	$26,600
Hong Choi(2)	12/23/19	—	—	—	—	—	—	70,000	—	—	$26,600
Paul Baker(2)(3)	12/23/19	—	—	—	—	—	—	120,000	—	—	$91,600

(1)

On December 23, 2019 the Compensation Committee granted Dr. Fan 100,000 shares of restricted stock, which can be earned if certain revenue and cash flow targets are met in 2020. Twenty percent of the shares can be earned by meeting certain revenue targets and 80% of the shares can be earned by meeting certain cash flow targets in 2020. The targets are a range, and if the minimum point of the range is not achieved, then no restricted stock is earned, and if the highest point on the range is met, then all of the shares are earned. It is expected that actual results will be somewhere within the range and some portion of the shares will be earned.

(2)

On December 23, 2019 the Compensation Committee granted to our NEOs, excluding our CEO, 60,000 shares of restricted stock. Twenty percent of the shares can be earned by meeting certain revenue targets and 80% of the shares can be earned by meeting certain cash flow targets in 2020. The targets are a range, and if the minimum point of the range is not achieved, then no restricted stock is earned, and if the highest point on the range is met, then all of the shares are earned. It is expected that actual results will be somewhere on the range and some portion of the shares will be earned. In addition, on December 23, 2019 the Compensation Committee granted to our NEOs, excluding our CEO, 10,000 shares of restricted stock, which vest at the rate of 25% on each December 10th following the grant date.

(3)

On January 17, 2019 the Compensation Committee granted to Mr. Baker 50,000 shares of restricted stock which vest at the rate of 20% of each of the five successive December 10ths following the grant date.

(4)

The grant date fair market value of the stock award is the product of a) the number of shares of restricted common stock granted in the year multiplied by the closing share price of the Company’s stock as listed on Nasdaq on the date of grant multiplied by b) the probability of the award vesting. The probability of the award vesting is the historical percentage of awards that vested as a percentage of the number of awards granted.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The compensation paid to our named executive officers in 2019 summarized in the “Summary Compensation Table” was determined by our Compensation Committee. We enter into agreements with our named executive officers that define the criteria to earn their performance bonuses, terms of their restricted stock awards and for our Chief Executive Officer’s post-employment compensation. The material terms of these agreements are discussed under the caption “Compensation Discussion and Analysis—Employment and Other Agreements” and under the caption “Executive Employment Agreement/Other Potential Post-Employment Compensation” below.

Perquisites and Benefits

We provide benefit programs to executive officers and to other employees. The Board and executive management believe that perquisites for executive officers should be extremely limited in scope and value. As a result, Kopin has historically given nominal perquisites. The following table generally identifies such benefit plans and who may be eligible to participate.

Benefit Plan	Executive Officers	Certain Managers	Full Time Domestic Employees	Full Time Foreign Employees
401(k)	Yes	Yes	Yes	Not Offered
Defined Contribution to Retirement Plan	Not Offered	Not Offered	Not Offered	Yes(1)
Medical/Dental/ Vision Plans	Yes	Yes	Yes	Not Offered
Life and Disability Insurance(2)	Yes	Yes	Yes	Not Offered
Short Term Incentive Plan	Yes(3)	Yes(3)	Yes(4)	Not Offered
Equity Incentive Plan	Yes	Yes	Yes	Not Offered
Automobile Allowance	Not Offered	Yes(5)	Not Offered	Not Offered
Income Tax Planning services	Not Offered	Not Offered	Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered	Not Offered	Not Offered
Employee Stock Purchase Plan	Not Offered	Not Offered	Not Offered	Not Offered
Deferred Compensation Plan	Not Offered	Not Offered	Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered	Not Offered	Not Offered
Employee Stock Ownership Plan	Not Offered	Not Offered	Not Offered	Not Offered
Defined Benefit Pension Plan	Not Offered	Not Offered	Not Offered	Not Offered
Financial Planning Allowance	Not Offered	Not Offered	Not Offered	Not Offered
Country Club Memberships	Not Offered	Not Offered	Not Offered	Not Offered
Dwellings for Personal Use(6)	Not Offered	Not Offered	Not Offered	Not Offered

(1)	Kopin’s United Kingdom subsidiary contributes to a government sponsored retirement program for its employees.
(2)	Kopin pays for life insurance equal to an employee’s base salary for domestic employees.
(3)	Kopin has a short-term incentive plan pursuant to which certain officers and certain managers are paid a bonus if they remain with the company during the next fiscal year.
(4)	The Board of Directors has historically provided for a discretionary bonus award at the end of the fiscal year.
(5)	As the result of acquisitions in 2013 and 2012, several managers receive automobile allowances.
(6)	Kopin does not provide dwellings for personal use other than for temporary job relocation.

Executive Employment Agreement /Other Potential Post-Employment Compensation

As discussed above in our Compensation Discussion and Analysis, certain of our named executive officers and other employees have potential post-employment benefits. Our Equity Plans have provisions that may result in the acceleration of vesting of certain equity awards as a result of a change in control. In addition, the employment agreement with our Chief Executive Officer provides for certain post-employment benefits. The table below summarizes the effects on the compensation of our named executive officers as if the termination of employment or change of control provisions of the Equity Plans and employment agreement were triggered on December 28, 2019.

Name	Value of Equity Awards if a Change in Control Occurs on 12/29/18(1)	Health Care Benefits(2)	Severance Payments(2)
John C.C. Fan	$535,625	$199,000	$1,500,000
Richard A. Sneider	$38,750	—	—
Boryeu Tsaur	$63,750	—	—
Hong Choi	$38,750	—	—
Paul Baker	$56,875	—	—

(1)

Our Equity Plans provide for the acceleration of the vesting of our equity awards in the event of a change in control of the Company. The amounts in this column represent the value the executive officer would have received if there were a change of control of the Company on December 28, 2019, and his unvested restricted stock awards as of December 28, 2019 became vested. The restricted stock award value is computed by multiplying the number of unvested shares of restricted stock at December 28, 2019 by the closing price of the Company’s Common Stock on Nasdaq on December 28, 2019 ($0.42). There were no unvested stock options as of December 28, 2019.

(2)

We have entered into an employment agreement with our Chairman and Chief Executive Officer, Dr. John C.C. Fan, pursuant to which we have agreed to employ Dr. Fan as Chief Executive Officer. The agreement will terminate on December 31, 2020. In the event Dr. Fan is terminated without cause or dies or in the event of a change in control of the Company and Dr. Fan’s position, compensation or responsibilities change within 12 months following the change in control or the parties do not extend or renew his employment agreement upon its expiration on comparable terms, Dr. Fan (or in the case of his death, his spouse) will receive $40,000 per year for 10 years following termination to cover certain medical expenses (the “Health Care Benefit”), severance pay of $1,500,000 payable in 24 equal monthly installments and his unvested stock awards will immediately vest. The employment agreement also contains covenants not to compete, non-solicitation clauses and our rights to inventions by Dr. Fan. The present value of the Health Care Benefit for Dr. Fan and his wife if triggered under this agreement is estimated to be $199,000 assuming we retain our current level of health care benefits.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses information concerning stock options and unvested stock awards held by our named executive officers as of December 28, 2019 pursuant to our Equity Plans. Market value information is determined by multiplying the number of shares by the closing price of our common stock on Nasdaq on the last trading day of our 2019 fiscal year ($0.42 as of December 28, 2019).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($)
John C.C. Fan	—	—	—	—	—	1,071,250	$535,625	—	—
Richard A. Sneider	—	—	—	—	—	77,500	38,750	—	—
Boryeu Tsaur	—	—	—	—	—	127,500	63,750	—	—
Hong Choi	—	—	—	—	—	77,500	38,750	—	—
Paul Baker	—	—	—	—	—	113,750	56,875	—	—

OPTION EXERCISES AND STOCK VESTED IN 2019

The following table discloses information for each of our named executive officers regarding the exercise of stock option awards and the vesting of certain stock awards as of the end of our 2019 fiscal year.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John C.C. Fan	—	—	231,250	$108,525
Richard A. Sneider	—	—	17,500	8,213
Hong Choi	—	—	17,500	8,213
Paul Baker	—	—	38,750	18,185

(1)	Value realized equals number of shares vested multiplied by the closing price of our common stock on the Nasdaq Global Market on the day the shares vested.

CEO to Median Employee Pay Ratio Information for 2019

Pursuant to Section 953(b) of the Dodd-Frank Act, the SEC issued the “Pay Ratio” disclosure rule under Item 402(u) of Regulation S-K requiring companies to disclose the ratio of total compensation for their Principal Executive Officer to that of the Company’s median employee.

Based on a reasonable estimate of the 2019 total compensation of our median employee and Dr. Fan’s 2019 total compensation (as detailed in the Summary Compensation Table of this proxy statement), we have estimated the following “pay ratio” for 2019:

•	CEO total compensation: $606,160

•	Median Employee total compensation: $62,065

•	Ratio of CEO to Median Employee: 10 to 1

All data included in the calculation is prepared in accordance with the requirements of Item 402(u) of Regulation S-K.

Methodology for Selecting the Median Employee

We created a list of all 152 employees, excluding the CEO and, utilizing the amount of annual base pay of all of our employees, determined the total compensation for our median employee. To determine annual base pay for our hourly and our part-time employees, we multiplied their hourly rate by a full year. Of the 152 employees, 123 are employees within the U.S. and 29 are employees outside of the U.S. To convert compensation paid to foreign employees into U.S. dollars, we selected December 28, 2019 as the determination date and used the average foreign exchange rate for the fiscal year 2019 for the foreign currency of the applicable employees, primarily British pounds. The pay ratio is a reasonable estimate calculated based on rules and guidance provided by the SEC. The SEC rules allow for varying methodologies for companies to identify their median employee; other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Consequently, the pay ratios reported by other companies may not be relevant or meaningful for purposes of comparison to our pay ratio as reported here.

Equity Compensation Plan Information

The following table sets forth information as of December 28, 2019 about shares of our common stock issuable upon exercise of outstanding options, warrants and rights and available for issuance under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	—	$—	1,410,362	(2)
Equity compensation plans not approved by security holders	—	$—	—

(1)	Consists of the 2010 Equity Incentive Plan.
(2)	Shares available under the 2010 Equity Incentive Plan as of December 28, 2019.

Director Compensation

Our Board-approved compensation for non-employee directors is as follows:

•	Annual retainer: $45,000

•	Annual stock grant: 10,000 shares of restricted stock which vest on the anniversary of the grant

•	Meeting fees for Board, Compensation, Audit or Nominating Committee meetings: $1,000 per meeting

Committee membership fees paid annually:

•	Audit and Nominating Committee Chairperson: $10,000

•	Compensation Committee Chairperson: $6,250

•	Audit Committee member: $5,000

•	Nominating Committee member: $2,500

•	Compensation Committee member: $6,250

Each non-employee director is also entitled to receive an initial restricted stock award for 10,000 shares of our common stock on the date of his or her initial election to the Board. We also pay expenses for attendance at meetings of the Board and committees thereof.

The following table sets forth certain information regarding the compensation earned by or awards to each non-employee director who served on our Board of Directors in the 2019 fiscal year. Dr. Fan, who is an employee of Kopin, is not compensated for his services as a director.

Director Summary Compensation Table for 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation ($)(3)	Total ($)
Scott L Anchin(4)	$63,000	$11,200	—	—	—	—	$74,200
James K. Brewington(5)	$54,500	$11,200	—	—	—	—	$65,700
David E. Brook(6)	$51,000	$11,200	—	—	—	—	$62,200
Morton Collins(7)	$69,250	$11,200	—	—	—	—	$80,450
Chi Chia Hsieh(8)	$69,250	$11,200	—	—	—	—	$80,450
Richard H. Osgood(9)	$65,250	$11,200	—	—	—	—	$76,450
Andrew Chapman (10)	$16,250	—	—	—	—	—	$16,250
Michael J. Landine(11)	$17,500	—	—	—	—	—	$17,500

(1)

Each Board member received his annual restricted stock grant of 10,000 shares which vests on the anniversary of the grant if the person is still a member of our Board of Directors on such anniversary. The amounts in the column were determined by multiplying the number of shares of restricted common stock granted by the closing price of our common stock as listed on the Nasdaq on the day of grant. The 2019 grant occurred on May 21, 2019, and the closing price of our stock was $1.12.

(2)	There were no stock options issued in 2019.
(3)

No non-equity incentive compensation, pension, non-qualified deferred compensation or other compensation payments were made as compensation for director services in fiscal year 2019 or are contemplated under our current compensation plan.

(4)

Mr. Anchin’s annual cash fees were comprised of the annual retainer of $45,000, $10,000 for serving as the Audit Committee Chairperson, $4,000 for attending meetings of the Board, and $4,000 for attending meetings of the Audit Committee.

(5)

Mr. Brewington’s annual cash fees were comprised of the annual retainer of $45,000 and $6,000 for attending meetings of the Board of Directors, $2,500 for being a member of the Nominating and Corporate Governance Committee and $1,000 for attending the Nominating and Corporate Governance Committee meeting.

(6)	Mr. Brook’s annual cash fees were comprised of the annual retainer of $45,000 and $6,000 for attending meetings of the Board.
(7)

Mr. Collins’s annual cash fees were comprised of the annual retainer of $45,000, $5,000 for serving as a member of the Audit Committee, $6,250 for serving as the Compensation Committee Chairperson, $6,000 for attending meetings of the Board, $5,000 for attending meetings of the Audit Committee and $2,000 for attending meetings of the Compensation Committee.

(8)

Dr. Hsieh’s annual cash fees were comprised of the annual retainer of $45,000, $6,000 for attending meetings of the Board, $10,000 for serving as a the Nominating and Corporate Governance Committee Chairperson, $6,250 for serving on the Compensation Committee, $1,000 for attending meetings of the Nominating and Corporate Governance Committee and $1,000 for attending meetings of the Compensation Committee.

(9)

Mr. Osgood’s annual cash fees were comprised of the annual retainer of $45,000, $4,000 for attending meetings of the Board, $5,000 for serving as a member of the Audit Committee, $6,250 for serving on the Compensation Committee, $4,000 for attending meetings of the Audit Committee and $1,000 for attending meetings of the Compensation Committee

(10)

Mr. Chapman’s annual cash fees were comprised of annual cash fees were comprised of $2,000 for attending meetings of the Board, $5,000 for serving on the Audit Committee, $2,000 for attending meetings of the Audit Committee, $6,250 for serving as the Compensation Committee Chairperson and $1,000 for attending meetings of the Compensation Committee. Mr. Chapman’s term as director ended on May 21, 2019.

(11)

Mr. Landine’s annual cash fees were comprised of annual cash fees were comprised of $2,000 for attending meetings of the Board, $10,000 for serving as the Audit Committee Chairperson, $2,500 for serving on the Nominating Committee, $1,000 for attending meetings of the Nominating Committee and $2,000 for attending meetings of the Audit Committee. Mr. Landine’s term as director ended on May 21, 2019.

Audit Committee Report

The Audit Committee of the Board currently consists of Scott L. Anchin, Morton Collins and Richard H. Osgood, each of whom the Board has determined is independent under applicable SEC and Nasdaq Rules. The Board also has determined that Mr. Landine is an “audit committee financial expert” under applicable SEC rules and regulations.

The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee charter, which is available at the Company’s website at www.kopin.com, under the heading “Investors: Corporate Governance,” describes in greater detail the full responsibilities of the Audit Committee.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

RSM US LLP(“RSM”), the Company’s independent registered public accounting firm, has been engaged to perform an independent audit of the consolidated financial statements and to express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America and also to express an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and RSM.

During the course of the 2019 fiscal year, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related rules and regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during this process. In connection with this oversight, the Audit Committee received periodic updates provided by management and either RSM, the Company’s independent registered public accounting firm, or Deloitte & Touche LLP, the Company’s predecessor independent registered public accounting firm, at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Reports on Form 10-K for the fiscal year ended December 28, 2019, filed with the SEC, as well as RSM’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, and (ii) the effectiveness of internal control over financial reporting for the fiscal year ended December 28, 2019. For the fiscal years 2017 and 2018, the Company engaged Deloitte & Touche LLP (“Deloitte”) to perform an audit of the Company’s consolidated financial statements. The Audit Committee reviewed Deloitte’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedule. In conjunction the Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2020.

The Committee has discussed with RSM the matters that are required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”), including Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and as adopted by the PCAOB, as well as Rule 2-07 of Regulation S-X of the SEC—“Communication with Audit Committees.” RSM has also provided to the Committee its letter required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence,” and the Committee discussed with RSM the firm’s independence.

Based on its review and the discussion noted above, the Audit Committee recommended to the Board that the Company’s Consolidated Financial Statements for the fiscal year 2019 be included in the Company’s Annual Report on Form 10-K for the 2019 fiscal year for filing with the SEC.

AUDIT COMMITTEE

Scott Anchin, Chairperson

Morton Collins

Richard Osgood

PROPOSAL 2

TO APPROVE THE COMPANY’S 2020 EQUITY INCENTIVE PLAN

The Equity Incentive Plan Proposal—to consider and vote upon a proposal to approve by ordinary resolution the Kopin Corporation 2020 Equity Incentive Plan, which is referred to herein as the Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Appendix A (we refer to this proposal as the “Equity Incentive Plan Proposal”).

Our stockholders are also being asked to approve, by ordinary resolution, the Equity Incentive Plan Proposal.

A total of 4,000,000 shares of Kopin Common Stock will be reserved for issuance under the Incentive Plan. As of March 20, 2020, the closing price on Nasdaq Global Market per share of Common Stock was $0.27. Our Board approved the Incentive Plan on February 27, 2020, subject to approval by Kopin’s stockholders. The Incentive Plan will be effective upon approval by Kopin’s stockholders.

The Incentive Plan is a successor to the Kopin Corporation 2010 Equity Incentive Plan, as amended and restated (the “Prior Plan”). No additional grants shall be made under the Prior Plan after the effective date of the Incentive Plan. Outstanding grants under the Prior Plan shall continue in effect according to their terms, consistent with the applicable terms of the Prior Plan.

Key Features of the 2020 EIP

The following features of the 2020 Equity Incentive Plan (2020 EIP) will protect the interests of our stockholders:

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right (SAR), is ten years.

•

No repricing or grant of discounted stock options or SARs. The Incentive Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The Incentive Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

•	No single-trigger acceleration. Under the Incentive Plan, we do not automatically accelerate vesting of awards in connection with a change in control of the company.

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Dividends. We do not pay dividends or dividend equivalents on stock options or SARs. We also do not pay dividends or dividend equivalents on unearned restricted stock units or other stock-based awards, except to the extent the award actually becomes vested.

•

Clawback. Awards granted under the 2020 EIP and the right to receive shares or cash payments with respect to awards are subject to rescission, cancellation or recoupment under any clawback, recoupment or similar policy.

•	Director Limits. The 2020 EIP contains annual limits on the amount of awards that may be granted to non-employee directors.

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No Liberal Share Recycling Provisions. The Incentive Plan prohibits the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or SAR or to satisfy tax withholding requirements. The Incentive Plan also prohibits “net share counting” upon the exercise of stock options or SARs and prohibits the re-use of shares purchased on the open market with the proceeds of option exercises.

The following is a summary of the material features of the 2020 EIP. This summary is qualified in its entirety by reference to the complete text of the 2020 EIP, which is attached as Appendix A. To the extent the description below differs from the text of the 2020 EIP, the text of the 2020 EIP shall control.

Summary of Kopin Corporation 2020 Equity Incentive Plan

Type of Awards

The 2020 EIP provides for the issuance of stock options (including non-statutory stock options and incentive stock option), stock appreciation rights (referred to as “SARs”), restricted stock, restricted stock units (referred to as “RSUs”), stock bonuses and other stock-based awards to officers, employees, non-employee directors, independent contractors and consultants of Kopin Corporation or its affiliates.

Purpose and Types of Grants

The purpose of the 2020 EIP is to attract and retain employees, non-employee directors and consultants, and advisors. The 2020 EIP provides for the issuance of incentive stock options, non-qualified stock options, stock awards, stock units, stock appreciation rights and other stock-based awards. The 2020 EIP is intended to provide an incentive to participants to contribute to our economic success by aligning the economic interests of participants with those of our stockholders.

Administration

The 2020 EIP will be administered by the Compensation Committee of our Board, and the Compensation Committee will determine all of the terms and conditions applicable to grants under the 2020 EIP. Our Compensation Committee will also determine who will receive grants under the 2020 EIP and the number of shares of common stock that will be subject to grants, except that grants to members of our Board must be authorized by a majority of our Board. Our Compensation Committee may delegate authority under the 2020 EIP to one or more subcommittees as it deems appropriate. Subject to compliance with applicable law and stock exchange requirements, the Compensation Committee (or our Board or a subcommittee, as applicable) may delegate all or part of its authority to our Chief Executive Officer, as it deems appropriate, with respect to grants to employees or key advisors who are not executive officers under Section 16 of the Exchange Act. Our Compensation Committee, our Board, any subcommittee or the Chief Executive Officer, as applicable, that has authority with respect to a specific grant will be referred to as “the committee” in this description of the 2020 EIP.

Shares Subject to the Plan

Subject to adjustment, our 2020 EIP authorizes the issuance or transfer of up to 4,000,000 shares of our common stock. In addition, shares of the Common Stock underlying any outstanding award granted under the Prior Plan that, following the effective date of the 2020 EIP, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for new Grants under the 2020 EIP.

If any options or stock appreciation rights expire or are canceled, forfeited, exchanged, or surrendered without having been exercised, or if any stock awards, stock units or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares of our common stock subject to such awards will again be available for purposes of the 2020 EIP. If shares of our common stock are surrendered in payment of the exercise price of an option, the number of shares of common stock available for issuance under the 2020 EIP will be reduced only by the net number of shares actually issued by us upon such exercise and not by the gross number of shares as to which such option is exercised. Upon the exercise of any SAR under the 2020 EIP, the number of shares of our common stock available for issuance will be reduced only by the net number of shares actually issued by us upon such exercise.

If shares of our common stock are withheld by us in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any grant or the issuance of our common stock under the 2020 EIP, the number of shares of common stock available for issuance will be reduced by the net number of shares issued, vested or exercised under such grant, calculated in each instance after payment of such share withholding. If any awards are paid in cash, and not in shares of our common stock, any shares of our common stock subject to such awards will also be available for future awards. If we repurchase shares of our common stock on the open market with the proceeds from the exercise price we receive from options, the repurchased shares will not be available for issuance under the 2020 EIP.

Individual Limits for Non-Employee Directors

The maximum aggregate grant date value of shares of common stock granted to any non-employee director in any one calendar year, taken together with any cash fees earned by such non-employee director for services rendered during the calendar year, shall not exceed $250,000 in total value.

Adjustments

In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the committee will make adjustments as it deems appropriate in: the maximum number of shares of common stock reserved for issuance as grants; the maximum amount of awards that may be granted to any individual non-employee director in any year; the number and kind of shares covered by outstanding grants; the number and kind of shares that may be issued under the 2020 EIP; the price per share or market value of any outstanding grants; the exercise price of options; the base amount of stock appreciation rights; and the performance goals or other terms and conditions as the committee deems appropriate.

Eligibility and Vesting

All of our employees are eligible to receive grants under the 2020 EIP. In addition, our non-employee directors and key advisors who perform services for us may receive grants under the 2020 EIP. The committee determines the vesting and exercisability terms of awards granted under the 2020 EIP.

Options

Under our 2020 EIP, the committee will determine the exercise price of the options granted and may grant options to purchase shares of our common stock in such amounts as it determines. The committee may grant options that are intended to qualify as incentive stock options under Section 422 of the Code, or non-qualified stock options, which are not intended to so qualify. Incentive stock options may only be granted to our employees. Anyone eligible to participate in the 2020 EIP may receive a grant of non-qualified stock options. The exercise price of a stock option granted under the 2020 EIP cannot be less than the fair market value of a share of our common stock on the date the option is granted. If an incentive stock option is granted to a 10% stockholder of the total combined voting power of all classes of our stock, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date the option is granted. The aggregate number of shares of common stock that may be issued or transferred under the 2020 EIP pursuant to incentive stock options under Section 422 of the Code may not exceed 4,000,000 of the number of shares of common stock outstanding on the effective date of the 2020 EIP.

The exercise price for any option is generally payable in cash. In certain circumstances as permitted by the committee, the exercise price may be paid: by the surrender of shares of our common stock with an aggregate fair market value, on the date the option is exercised, equal to the exercise price; by payment through a broker in accordance with procedures established by the Federal Reserve Board; by withholding shares of common stock subject to the exercisable option that have a fair market value on the date of exercise equal to the aggregate exercise price; or by such other method as the committee approves.

The term of an option cannot exceed ten years from the date of grant, except that if an incentive stock option is granted to a 10% stockholder of the total combined voting power of all class of our stock, the term cannot exceed five years from the date of grant. In the event that on the last day of the term of a non-qualified stock option, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the non-qualified option will be extended for a period of 30 days following the end of the legal prohibition, unless the committee determines otherwise.

Except as provided in the grant instrument, an option may only be exercised while a participant is employed by or providing service to us. The committee will determine in the grant instrument under what circumstances and during what time periods a participant may exercise an option after termination of employment.

Stock Awards

Under the 2020 EIP, the committee may grant stock awards. A stock award is an award of our common stock that may be subject to restrictions as the committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of pre-established criteria, in installments or otherwise, as the committee may determine, including, but not limited to, restrictions based on the achievement of performance goals. Except to the extent restricted under the grant instrument relating to the stock award, a participant will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. Dividends with respect to stock awards that vest based on performance shall vest if and to the extent that the underlying stock award vests, as determined by the committee. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, unless the committee determines otherwise.

Stock Units

Under the 2020 EIP, the committee may grant stock units to anyone eligible to participate in the 2020 EIP. Stock units represent hypothetical shares of our common stock. Stock units become payable on terms and conditions determined by the committee, including specified performance goals, and will be payable in cash, shares of common stock, or a combination thereof, as determined by the committee. All unvested stock units are forfeited if the participant’s employment or service is terminated for any reason, unless the committee determines otherwise.

Stock Appreciation Rights

Under the 2020 EIP, the committee may grant stock appreciation rights, which may be granted separately or in tandem with any option. Stock appreciation rights granted in tandem with a non-qualified stock option may be granted either at the time the non-qualified stock option is granted or any time thereafter while the option remains outstanding. Stock appreciation rights granted in tandem with an incentive stock option may be granted only at the time the grant of the incentive stock option is made. The committee will establish the base amount of the stock appreciation right at the time the stock appreciation right is granted, which will be equal to or greater than the fair market value of a share of our common stock as of the date of grant.

If a stock appreciation right is granted in tandem with an option, the number of stock appreciation rights that are exercisable during a specified period will not exceed the number of shares of our common stock that the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related stock appreciation rights will terminate, and upon the exercise of a stock appreciation right, the related option will terminate to the extent of an equal number of shares of our common stock. Generally, stock appreciation rights may only be exercised while the participant is employed by, or providing services to, us. When a participant exercises a stock appreciation right, the participant will receive the excess of the fair market value of the underlying common stock over the base amount of the stock appreciation right. The appreciation of a stock appreciation right will be paid in shares of our common stock, cash or both.

The term of a stock appreciation right cannot exceed ten years from the date of grant. In the event that on the last day of the term of a stock appreciation right, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the stock appreciation right will be extended for a period of 30 days following the end of the legal prohibition, unless the committee determines otherwise.

Other Stock-Based Awards

Under the 2020 EIP, the committee may grant other types of awards that are based on, or measured by, our common stock, and granted to anyone eligible to participate in the 2020 EIP. The committee will determine the terms and conditions of such awards. Other stock-based awards may be payable in cash, shares of our common stock or a combination of the two, as determined by the committee.

Dividend Equivalents

Under the 2020 EIP, the committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under the 2020 EIP. Dividend equivalents entitle the participant to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The committee will determine whether dividend equivalents will be paid currently or accrued as contingent cash obligations. Dividend equivalents may be paid in cash or shares of our common stock. The committee will determine the terms and conditions of the dividend equivalent grants, including whether the grants are payable upon the achievement of specific performance goals. Dividend equivalents with respect to stock units or other stock-based awards that vest based on performance shall vest and be paid only if and to the extent that the underlying stock units or other stock-based awards vest and are paid as determined by the committee.

Prohibition on Repricing

Under the terms of the 2020 EIP, the committee may not (i) amend the terms of any outstanding stock options or SARs to reduce the exercise price or base price, as applicable, (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs or (iii) cancel outstanding stock options or SARs with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities, except in connection with a corporate transaction involving the Company, without in each such instance obtaining the approval of our stockholders.

Change of Control

If we experience a change of control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the committee determines otherwise, all outstanding grants that are not exercised or paid at the time of the change of control will be assumed by, or replaced with grants (with respect to cash, securities or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

Unless otherwise set forth in a grant instrument, if a participant is terminated without cause upon or within 12 months of a change of control, all outstanding time-based awards shall become fully vested.

If there is a change of control and all outstanding grants are not assumed by, or replaced with grants that have comparable terms by the surviving corporation, the committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding grants, including, without limitation, taking any of the following actions (or combination thereof) without the consent of any participant:

•

determine that outstanding options and stock appreciation rights will accelerate and become fully exercisable and the restrictions and conditions on outstanding stock awards, stock units and dividend equivalents immediately lapse;

•	pay participants, in an amount and form determined by the committee, in settlement of outstanding stock units or dividend equivalents;

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require that participants surrender their outstanding stock options and stock appreciation rights in exchange for a payment by us, in cash or shares of our common stock, equal to the difference between the exercise price and the fair market value of the underlying shares of our common stock; provided, however, if the per share fair market value of our common stock does not exceed the per share stock option exercise price or stock appreciation right base amount, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or stock appreciation right; or

•

after giving participants an opportunity to exercise all of their outstanding stock options and stock appreciation rights, terminate any unexercised stock options and stock appreciation rights on the date determined by the committee.

In general terms, a change of control under the 2020 EIP occurs if:

•	a person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then- outstanding voting securities;

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we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	we merge into another entity and the members of our Board prior to the merger would not constitute a majority of the board of the merged entity or its parent;

•	we sell or dispose of all or substantially all of our assets;

•	we consummate a complete liquidation or dissolution; or

•	a majority of the members of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

Deferrals

The committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with a grant under the 2020 EIP. The committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.

Withholding

All grants under the 2020 EIP are subject to applicable U.S. federal (including FICA), state and local, foreign or other tax withholding requirements. We may require participants or other persons receiving grants or exercising grants to pay an amount sufficient to satisfy such tax withholding requirements with respect to such grants, or we may deduct from other wages and compensation paid by us the amount of any withholding taxes due with respect to such grant.

The committee may permit or require that our tax withholding obligation with respect to grants paid in our common stock be paid by having shares withheld up to an amount that does not exceed the participant’s minimum applicable withholding tax rate for United States federal (including FICA), state and local tax liabilities, or as otherwise determined by the committee. In addition, the committee may, in its discretion, and subject to such rules as the committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular grant.

Transferability

Except as permitted by the committee with respect to non-qualified stock options, only a participant may exercise rights under a grant during the participant’s lifetime. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. A participant cannot transfer those rights except by will or by the laws of descent and distribution or, with respect to grants other than incentive stock options, pursuant to a domestic relations order. The committee may provide in a grant instrument that a participant may transfer non-qualified stock options and stock award to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws.

Amendment; Termination

Our Board may amend or terminate our 2020 EIP at any time, except that our stockholders must approve an amendment if such approval is required in order to comply with the Code, applicable laws or applicable stock exchange requirements. Unless terminated sooner by our Board or extended with stockholder approval, the 2020 EIP will terminate on the day immediately preceding the tenth anniversary of the effective date of the 2020 EIP.

Stockholder Approval

Except in connection with certain corporate transactions, including stock dividends, stock splits, a recapitalization, a change in control, a reorganization, a merger and a spin-off, stockholder approval is required (i) to reduce the exercise price or base price of outstanding stock options or stock appreciation rights, (ii) to cancel outstanding stock options or stock appreciation rights in exchange for the same type of grant with a lower exercise price or base price, and (iii) to cancel outstanding stock options or stock appreciation rights that have an exercise price or base price above the current price of a share of our common stock, in exchange for cash or other securities, each as applicable.

Establishment of Sub-Plans

Our Board may, from time to time, establish one or more sub-plans under the 2020 EIP to satisfy applicable blue sky, securities or tax laws of various jurisdictions. Our Board may establish such sub-plans by adopting supplements to the 2020 EIP setting forth limitations on the committee’s discretion and such additional terms and conditions not otherwise inconsistent with the 2020 EIP as our Board deems necessary or desirable. All such supplements will be deemed part of the 2020 EIP, but each supplement will only apply to participants within the affected jurisdiction, and we will not be required to provide copies of any supplement to such unaffected participants.

Clawback

Subject to applicable law, the committee may provide in any grant instrument that if a participant breaches any restrictive covenant agreement between the participant and us, or otherwise engages in activities that constitute cause (as defined in the 2020 EIP) either while employed by, or providing services to, us or within a specified period of time thereafter, all grants held by the participant will terminate, and we may rescind any exercise of an option or stock appreciation right and the vesting of any other grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the committee will determine, including the right to require that in the event of any rescission:

•	the participant must return the shares received upon the exercise of any option or stock appreciation right or the vesting and payment of any other grants; or

•

if the participant no longer owns the shares, the participant must pay to us the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (if the participant transferred the shares by gift or without consideration, then the fair market value of the shares on the date of the breach of the restrictive covenant agreement or activity constituting cause), net of the price originally paid by the participant for the shares.

The committee may also provide for clawbacks pursuant to a clawback policy, which our Board may in the future adopt and amend from time to time. Payment by the participant will be made in such manner and on such terms and conditions as may be required by the committee. We will be entitled to set off against the amount of any such payment any amounts that we otherwise owe to the participant.

Certain United States Federal Income Tax Aspects

The following is a summary of certain U.S. federal income tax consequences of awards under the 2020 EIP. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Options

An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted, and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.

Stock Awards

A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares of stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Stock Units

In general, the grant of stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares received upon exercise of a SAR will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short- term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Other Awards

With respect to other stock-based awards granted under the 2020 EIP, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Impact of Section 409A

Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the 2020 EIP are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.

Section 162(m) of the Code

Prior to 2018, Section 162(m) of the Code imposed a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation did not apply to compensation that meets the tax code requirements for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders, including stock options).

The performance-based compensation exemption and the exemption of the chief financial officer from Section 162(m)’s deduction limit have been repealed, among other changes, effective for taxable years beginning after December 31, 2017, such that awards paid to our covered executive officers (including our chief executive officer) in excess of $1 million will not be deductible in future years, unless it qualifies for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter.

As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the company.

New Plan Benefits

Future benefits under the 2020 EIP generally will be granted at the discretion of the committee and are therefore not currently determinable.

Because future grants of awards under the 2020 EIP, if approved, would be subject to the discretion of the Board or Compensation Committee, the amount and terms of future awards to particular participants or groups of participants are not determinable at this time. No awards have been previously granted that are contingent on the approval of the 2020 EIP.

Vote Required for Approval

The approval of the Equity 2020 EIP Proposal requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote thereon and who vote at the Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Meeting.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, that the Kopin Corporation 2020 Equity Incentive Plan (the “2020 EIP”), a copy of which is attached to the proxy statement/prospectus as Appendix A be adopted and approved.”

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval of the Kopin Corporation 2020 Equity Incentive Plan.

The existence of financial and personal interests of one or more of Kopin Corporation directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of Kopin Corporation and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

Based on the recommendation of our Audit Committee, we have retained RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ended December 28, 2019. On November 22, 2019, the Audit Committee appointed RSM to serve as our independent auditor for fiscal year ended December 28, 2019. In retaining RSM, the Audit Committee had solicited proposals from another major accounting firms and conducted an extensive evaluation process in connection with the selection of our independent auditors. Deloitte & Touche LLP served as our auditor from 1985 through the fiscal year ended December 29, 2018. The Board has recommended that the stockholders ratify the appointment of RSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2020.

A representative of RSM is expected to be present at the Meeting and will be afforded an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Meeting and entitled to vote is required to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the current fiscal year. In the event the appointment of RSM US LLP should not be approved by the stockholders, the Board will consider making another appointment to be effective at the earliest possible time but has no obligation to do so. Any broker non-votes and abstentions from voting received will have no effect on the outcome of this Proposal 3.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the proposal to ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 26, 2020.

Proxies solicited by the Board will be voted “FOR” this Proposal 3

Audit Fees

The aggregate fees for the fiscal years ended December 28, 2019 billed by the Company’s independent registered public accounting firm, RSM US LLP and Deloitte & Touche LLP and member firms of Deloitte Touche Tohmatsu (“Deloitte”), the Company’s predecessor independent registered public accounting firm, for fiscal year 2019 were as follows:

Fee Category	RSM	% of Total	Deloitte	% of Total	Total	% of Total
Audit Fees	$581,300	100%	$469,000	99%	$1,050,300	99%
Audit-Related Fees	—	—	—	—	—	—
Tax Fees	—	—	—	—	—	—
All Other Fees	—	—	$2,600	1%	$2,600	—

Total Fees	$581,300	100%	$471,600	100%	$1,052,900	100%

The aggregate fees for the fiscal year ended December 29, 2018 billed by the Company’s independent registered public accounting firm, Deloitte & Touche LLP and member firms of Deloitte Touche Tohmatsu, were as follows:

Fee Category	Fiscal Year 2018	% of Total
Audit Fees	$1,050,000	99%
Audit-Related Fees	—	—
Tax Fees	9,000	1%
All Other Fees	$2,600	—

Total Fees	$1,061,600	100%

Audit Fees—consists of fees for the audit of our financial statements and attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim condensed consolidated financial statements included in quarterly reports, assistance with review of documents filed with the SEC, and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements, and attestation services, except those not required by statute or regulation.

Audit-Related Fees—consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees—consists of fees for tax compliance and planning services. Tax compliance includes fees for professional services related to international tax compliance and preparation. Tax planning consists primarily of fees related to a transfer pricing study and preparation of our subsidiary tax returns.

All Other Fees—consists of fees for all other permissible services other than those reported above. For 2018 the fees were for use of a research data base.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent registered public accounting firm prior to the engagement with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent accountants when the entire committee is unable to do so. The Audit Committee approved 100% of the services listed under the preceding captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees.”

PROPOSAL 4

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the provisions of Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “Compensation Discussion and Analysis” in this Proxy Statement. Accordingly, the following resolution will be submitted for a stockholder vote at the 2020 Annual Meeting:

“RESOLVED, that the stockholders of Kopin Corporation (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section set forth in the Proxy Statement for this Annual Meeting.”

As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with our financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our named executive officers is allocated to performance-based, short- and long-term incentive programs to make executive pay dependent on our performance (or “at-risk”). In addition, as an executive officer’s responsibility and ability to affect our financial results increases, the portion of his or her total compensation deemed “at-risk” increases. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

We provide our stockholders the opportunity every year to vote on a non-binding, advisory basis to approve the compensation of our named executive officers. The Company expects that the next advisory vote on executive compensation will be at the 2021 Annual Meeting of Stockholders.

This vote is merely advisory and will not be binding upon the Company or the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with our stockholders and encourages all stockholders to vote their shares on this matter.

Vote Required for Approval

Proposal 4 will be approved upon the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on each such proposal. Abstentions will be counted for Proposal 4, and will have the same effect as a vote against the proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote of Proposal 4.

Board Recommendation

The Board recommends that the stockholders vote to approve, on an advisory basis, the overall compensation of the Company’s named executive officers by voting “FOR” this resolution.

Proxies solicited by the Board will be voted “FOR” this resolution.

COST AND METHOD OF SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. As required by the SEC, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

DIRECTIONS TO THE ANNUAL MEETING

Offices of Kopin Corporation, 125 North Drive, Westborough, Massachusetts 01581

From the North: Get on I-93 S and follow I-93 S, I-95 S and I-90 W to MA-9 W/Boston Worcester Turnpike/Worcester Rd in Framingham. Take exit 12 from I-90 W (85.3 mi). Follow MA-9 W to North Dr in Westborough. From the East: Tobin Bridge take I-90 W to MA-9 W/Boston Worcester Turnpike/Worcester Rd in Framingham. Take exit 12 from I-90 W (28.2 mi). Follow MA-9 W to North Dr in Westborough. From the South: Get on MA-3 N then take I-93, I-95 N and I-90 W/Massachusetts Turnpike to MA-9 W/Boston Worcester Turnpike/Worcester Rd in Framingham. Take exit 12 from I-90 W/Massachusetts Turnpike (34.1 mi). Follow MA-9 W to North Dr in Westborough. From New York City: Drive from I-95 N, CT-15 N, I-91 N, I-84 E and I-90 E to Millbury. Take exit 11 from I-90 E (175 mi). Take US-20 E and MA-9 E to North Dr in Westborough. From Logan Airport: Get on I-90 W from Transportation Way. Follow I-90 W to MA-9 W/Boston Worcester Turnpike/Worcester Rd in Framingham. Take exit 12 from I-90 W (26.7 mi). Follow MA-9 W to North Dr in Westborough.

GENERAL

We are not aware of any other matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority to the named proxies in the event any additional matters should be presented.

We will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, our Annual Reports on Form 10-K for the fiscal years 2018 and 2017 as filed with the SEC. Our 2019 Annual Report on Form 10-K is enclosed. Only one copy of the Annual Report and this proxy statement and notice of annual meeting is being delivered to multiple stockholders sharing one address, unless we have received contrary instructions. Upon written or oral request, we will deliver promptly a separate copy to a stockholder at a shared address to which a copy was delivered. If you received more than one copy of the proxy statement and wish to reduce the number of reports you receive, we will discontinue the mailing of reports on the accounts you select. Requests for the foregoing should be directed to Kopin Corporation, 125 North Drive, Westborough MA 01581, Attention: Chief Financial Officer, 508-870-5959.

We expect to hold our 2021 annual stockholder meeting on or about May 31, 2021, and proxy materials in connection with that meeting are expected to be mailed approximately thirty days prior to the meeting.

JOHN C.C. FAN

Chairman

Appendix A

KOPIN CORPORATION

2020 EQUITY INCENTIVE PLAN

Effective as of the Effective Date (as defined below), the Kopin Corporation 2020 Incentive Equity Plan (as in effect from time to time, the “Plan”) is hereby established.

The purpose of the Plan is to provide employees of Kopin Corporation, a Delaware corporation (together with its successors, the “Company”), and its subsidiaries, certain consultants and advisors who perform services for the Company or its subsidiaries, and non-employee members of the Board of Directors of the Company, with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, and other stock-based awards.

The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

The Plan is a successor to the Kopin Corporation 2010 Equity Incentive Plan, as amended and restated (the “Prior Plan”). No additional grants shall be made under the Prior Plan after the Effective Date. Outstanding grants under the Prior Plan shall continue in effect according to their terms, consistent with the applicable terms of the Prior Plan.

Section 1.    Definitions

The following terms shall have the meanings set forth below for purposes of the Plan:

(a)    “Board” shall mean the Board of Directors of the Company.

(b)    “Cause” shall have the meaning given to that term in any written employment agreement, offer letter or severance agreement between the Employer and the Participant, or if no such agreement exists or if such term is not defined therein, and unless otherwise defined in the Grant Instrument, Cause shall mean a finding by the Committee that the Participant (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

(c)    “CEO” shall mean the Chief Executive Officer of the Company.

(d)    Unless otherwise set forth in a Grant Instrument, a “Change of Control” shall be deemed to have occurred if:

(i)    Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a direct or indirect subsidiary of another Person and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares of such other Person representing more than 50% of the voting power of the then outstanding securities of such other Person.

(ii)    The consummation of (A) a merger or consolidation of the Company with another Person where, immediately after the merger or consolidation, the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, in substantially the same proportion as ownership immediately prior to the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving Person would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, will not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving Person or (B) a sale or other disposition of all or substantially all of the assets of the Company.

(iii)    A change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections, or threatened election contests, for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

(iv)    The consummation of a complete dissolution or liquidation of the Company.

The Committee may modify the definition of Change of Control for a particular Grant as the Committee deems appropriate to comply with section 409A of the Code or otherwise. Notwithstanding the foregoing, if a Grant constitutes deferred compensation subject to section 409A of the Code and the Grant provides for payment upon a Change of Control, then, for purposes of such payment provisions, no Change of Control shall be deemed to have occurred upon an event described in items (i) – (iv) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under section 409A of the Code.

(e)    “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f)    “Committee” shall mean the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. The Committee shall consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Company Stock is at the time primarily traded.

(g)    “Company Stock” shall mean common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for Company Stock pursuant to Section 4(c).

(h)    “Disability” or “Disabled” shall mean, unless otherwise set forth in the Grant Instrument, a Participant’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Participant.

(i)    “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Company Stock subject to a Stock Unit or Other Stock-Based Award by the per-share cash dividend paid by the Company on its outstanding Company Stock, or the per-share Fair Market Value of any dividend paid on its outstanding Company Stock in consideration other than cash. If interest is credited on accumulated divided equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(j)    “Effective Date” shall mean the date of the Annual Meeting of Stockholders to be held on [___], 2020 or such other date upon which the Company’s stockholders approve the Plan.

(k)    “Employee” shall mean an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(l)    “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise. If a Participant’s relationship is with a subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant will be deemed to cease employment or service when the entity ceases to be a subsidiary of the Company, unless the Participant transfers employment or service to an Employer. If a Participant has military, sick leave or other bona fide leave, the Participant will not be deemed to cease employment or service solely as a result of such leave; provided that such leave does not exceed the longer of 90 days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or contract. To the extent consistent with applicable law, the Committee may provide that Grants continue to vest for all or a portion of the period of such leave, or that vesting shall be tolled during such leave and only recommence upon the Participant’s return from such leave.

(m)    “Employer” shall mean the Company and its subsidiaries.

(n)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)    “Exercise Price” shall mean the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(p)    “Fair Market Value” shall mean:

(i)    If the Company Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on any such exchange, the last reported sale price of a share of Company Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board.

(ii)    If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be determined by the Committee through any reasonable valuation method authorized under the Code.

(q)    “GAAP” shall mean United States generally accepted accounting principles.

(r)    “Grant” shall mean an Option, SAR, Stock Award, Stock Unit or Other Stock-Based Award granted under the Plan.

(s)    “Grant Instrument” shall mean the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(t)    “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(u)    “Key Advisor” shall mean a consultant or advisor of the Employer.

(v)    “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(w)    “Nonqualified Stock Option” shall mean an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(x)    “Option” shall mean an option to purchase shares of Company Stock, as described in Section 6.

(y)    “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award, or SAR), as described in Section 10.

(z)    “Participant” shall mean an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.

(aa)    “Performance Goals” shall mean the business criteria selected by the Company to measure the level of performance of the Company or an affiliate during a performance period, which may include, but are not limited to, one or more of the following criteria: cash flow; free cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, adjusted earnings before interest, taxes, depreciation and amortization and net earnings); earnings per share; growth in earnings or earnings per share; book value growth; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; sales; expense reduction or expense control; expense to revenue ratio; income, net income or adjusted net income; operating income, net operating income, adjusted operating income or net operating income after tax; operating profit or net operating profit; operating margin; gross profit margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals, litigation and regulatory resolution goals; other operational, regulatory or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; merger and acquisitions; and other similar criteria as determined by the Committee. Performance goals applicable to a Grant shall be determined by the Committee, and may be established on an absolute or relative basis and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other objective and quantifiable indices.

(bb)    “Person” shall mean any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

(cc)    “Restriction Period” shall have the meaning given that term in Section 7(a).

(dd)    “SAR” shall mean a stock appreciation right, as described in Section 9.

(ee)    “Stock Award” shall mean an award of Company Stock, as described in Section 7.

(ff)    “Stock Unit” shall mean an award of a phantom unit representing a share of Company Stock, as described in Section 8.

(gg)    “Substitute Awards” shall have the meaning given that term in Section 4(c).

Section 2.    Administration

(a)    Committee. The Plan shall be administered and interpreted by the Committee; provided, however, that any Grants to members of the Board must be authorized by a majority of the Board. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the Committee hereunder. To the extent that the Board, a subcommittee or the CEO, as described below administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee or the CEO.

(b)    Delegation to CEO. Subject to compliance with applicable law and applicable stock exchange requirements, the Committee may delegate all or part of its authority and power to the CEO, as it deems appropriate, with respect to Grants to Employees or Key Advisors who are not executive officers under section 16 of the Exchange Act.

(c)    Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size, terms and conditions of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (v) amend the terms of any previously issued Grant, subject to the provisions of Section 17 below, (vi) determine and adopt terms, guidelines, and provisions, not inconsistent with the Plan and applicable law, that apply to individuals residing outside of the United States who receive Grants under the Plan, and (vii) deal with any other matters arising under the Plan.

(d)    Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(e)    Indemnification. No member of the Committee or the Board, and no employee of the Company shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company or a subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

Section 3.    Grants

Grants under the Plan may consist of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9, and Other Stock-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

Section 4.    Shares Subject to the Plan

(a)    Shares Authorized. Subject to adjustment as described below in Sections 4(b) and 4(e) below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be 4,000,000 shares of Company Stock. In addition, shares of the Company Stock underlying any outstanding award granted under the Prior Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the award of new Grants under this Plan.     Subject to adjustment as described below in Sections 4(b) and 4(e) below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 4,000,000 shares of Company Stock.

(b)    Source of Shares; Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. If shares of Company Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Company Stock available for issuance under the Plan shall be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such Option is exercised. Upon the exercise of any SAR under the Plan, the number of shares of Company Stock available for issuance under the Plan shall be reduced by only by the net number of shares actually issued by the Company upon such exercise. If shares of Company Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Grant or the issuance of Company Stock thereunder, then the number of shares of Company Stock available for issuance under the Plan shall be reduced by the net number of shares issued, vested or exercised under such Grant, calculated in each instance after payment of such share withholding. To the extent any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan. For the avoidance of doubt, if shares are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options, such shares may not again be made available for issuance under the Plan.

(c)    Substitute Awards. Shares issued or transferred under Grants made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by the Company in a transaction (“Substitute Awards”) shall not reduce the number of shares of Company Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Grants under the Plan and shall not reduce the Plan’s share reserve (subject to applicable stock exchange listing and Code requirements).

(d)    Individual Limits for Non-Employee Directors. Subject to adjustment as described below in Section 4(e), the maximum aggregate grant date value of shares of Company Stock subject to Grants granted to any Non-Employee Director during any calendar year, taken together with any cash fees earned by such Non-Employee Director for services rendered during the calendar year, shall not exceed $250,000 in total value. For purposes of this limit, the value of such Grants shall be calculated based on the grant date fair value of such Grants for financial reporting purposes.

(e)    Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Company Stock available for issuance under the Plan, the maximum amount of Grants which a Non-Employee Director may receive in any year, the number and kind of shares covered by outstanding Grants, the number and kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section 12 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. The adjustments of Grants under this Section 4(e) shall include adjustment of shares, Exercise Price of Stock Options, base amount of SARs, Performance Goals or other terms and conditions, as the Committee deems appropriate. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

Section 5.    Eligibility for Participation

(a)    Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b)    Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

Section 6.    Options

The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

(a)    Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)    Type of Option and Exercise Price.

(i)    The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)    The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

(c)    Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option), the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Company Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.

(d)    Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)    Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(f)    Termination of Employment or Service. Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is employed by, or providing services to, the Employer. The Committee shall determine in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g)    Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by withholding shares of Company Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.

(h)    Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

Section 7.    Stock Awards

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a)    General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based on the achievement of specific Performance Goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b)    Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c)    Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)    Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 15 below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.

(e)    Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific Performance Goals. Dividends with respect to Stock Awards that vest based on performance shall vest if and to the extent that the underlying Stock Award vests, as determined by the Committee.

(f)    Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

Section 8.    Stock Units

The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

(a)    Crediting of Units. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b)    Terms of Stock Units. The Committee may grant Stock Units that vest and are payable if specified Performance Goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee may accelerate vesting or payment, as to any or all Stock Units at any time for any reason, provided such acceleration complies with section 409A of the Code. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)    Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)    Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

Section 9.    Stock Appreciation Rights

The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:

(a)    General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to or greater than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR. The term of any SAR shall not exceed ten years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR, the exercise of the SAR is prohibited by applicable law, including a prohibition on purchases or sales of Company Stock under the Company’s insider trading policy, the term shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.

(b)    Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)    Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as specified by the Committee. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)    Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)    Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(f)    Form of Payment. The appreciation in a SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

Section 10.    Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on or measured by Company Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of Performance Goals or other criteria or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

Section 11.    Dividend Equivalents

The Committee may grant Dividend Equivalents in connection with Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms and conditions as the Committee shall determine. Dividend Equivalents with respect to Stock Units or Other Stock-Based Awards that vest based on performance shall vest and be paid only if and to the extent the underlying Stock Units or Other Stock-Based Awards vest and are paid, as determined by the Committee.

Section 12.    Consequences of a Change of Control

(a)    Assumption of Outstanding Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Grants that are not exercised or paid at the time of the Change of Control shall be assumed by, or replaced with grants (with respect to cash, securities, or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change of Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law.

(b)    Vesting Upon Certain Terminations of Employment. Unless the Grant Instrument provides otherwise, if a Participant’s employment is terminated by the Employer without Cause upon or within 12 months following a Change of Control, the Participant’s outstanding Grants shall become fully vested as of the date of such termination; provided that if the vesting of any such Grants is based, in whole or in part, on performance, the applicable Grant Instrument shall specify how the portion of the Grant that becomes vested pursuant to this Section 12(b) shall be calculated.

(c)    Other Alternatives. In the event of a Change of Control, if any outstanding Grants are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding Grants, including, without limitation, taking any of the following actions (or combination thereof) with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Stock Options and SARs shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Stock Awards, Stock Units and Dividend Equivalents shall immediately lapse; (ii) the Committee may determine that Participants shall receive a payment in settlement of outstanding Stock Units or Dividend Equivalents, in such amount and form as may be determined by the Committee; (iii) the Committee may require that Participants surrender their outstanding Stock Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Stock Options and SARs exceeds the Stock Option Exercise Price or SAR base amount, and (iv) after giving Participants an opportunity to exercise all of their outstanding Stock Options and SARs, the Committee may terminate any or all unexercised Stock Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Company Stock does not exceed the per share Stock Option Exercise Price or SAR base amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Stock Option or SAR.

Section 13.    Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Grant. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.

Section 14.    Withholding of Taxes

(a)    Required Withholding. All Grants under the Plan shall be subject to applicable United States federal (including FICA), state and local, foreign country or other tax withholding requirements. The Employer may require that the Participant or other person receiving Grants or exercising Grants pay to the Employer an amount sufficient to satisfy such tax withholding requirements with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b)    Share Withholding. The Committee may permit or require the Employer’s tax withholding obligation with respect to Grants paid in Company Stock to be satisfied by having shares withheld up to an amount that does not exceed the Participant’s applicable withholding tax rate for United States federal (including FICA), state and local, foreign country or other tax liabilities. The Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow Participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Grant. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

Section 15.    Transferability of Grants

(a)    Nontransferability of Grants. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)    Transfer of Nonqualified Stock Options and Stock Awards. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument or at such other time after the grant of an award, that a Participant may transfer Nonqualified Stock Options or Stock Awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option or Stock Award and the transferred Option or Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Option or Stock Award immediately before the transfer.

Section 16.    Requirements for Issuance or Transfer of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 17.    Amendment and Termination of the Plan

(a)    Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b)    No Repricing of Options or SARs. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Company Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Company Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the Exercise Price of such outstanding Stock Options or base price of such SARs, (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an Exercise Price or base price, as applicable, that is less than the Exercise Price or base price of the original Stock Options or SARs or (iii) cancel outstanding Stock Options or SARs with an Exercise Price or base price, as applicable, above the current stock price in exchange for cash or other securities.

(c)    Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(d)    Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Participant with respect to such Grant unless the Participant consents or unless the Committee acts under Section 18(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18(f) below or may be amended by agreement of the Company and the Participant consistent with the Plan.

Section 18.    Miscellaneous

(a)    Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b)    Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c)    Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.

(d)    Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

(e)    No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f)    Compliance with Law.

(i)    The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii)    The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii)    Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(iv)    Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company or any subsidiary or affiliate of the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(g)    Grants in Foreign Countries; Establishment of Subplans. The Committee has the authority to award Grants to Participants who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Employer shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected. Notwithstanding the foregoing, the Committee may not approve any sub-plan inconsistent with the terms or share limits in the Plan or which would otherwise cause the Plan to cease to satisfy any conditions under Rule 16b-3 under the 1934 Act.

(h)    Clawback Rights. Subject to the requirements of applicable law, the Committee may provide in any Grant Instrument that, if a Participant breaches any restrictive covenant agreement between the Participant and the Employer (which may be set forth in any Grant Instrument) or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Grants held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Grant and delivery of shares upon such exercise or vesting (including pursuant to dividends and Dividend Equivalents), as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (i) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Grant (including pursuant to dividends and Dividend Equivalents) or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach of the restrictive covenant agreement (including a Participant’s Grant Instrument containing restrictive covenants) or activity constituting Cause), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer. In addition, all Grants under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

(i)    Governing Law; Jurisdiction. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of the Plan and Grants made hereunder shall be brought only in the United States District Court for the District of Massachusetts, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Massachusetts, and the jurisdiction of such court in any such proceeding shall be exclusive.

KOPIN CORPORATION
125 NORTH DRIVE
WESTBOROUGH, MA 01581

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SEQUENCE #

0000454063_1 R1.0.1.18

111234567812345678123456781234567812345678123456781234567812345678NAMETHE COMPANY NAME INC.—COMMON 123,456,789,012.12345THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345THE COMPANY NAME INC.—401 K 123,456,789,012.12345â†’x02 0000000000JOB #1 OF 21 OF 2 PAGESHARESCUSIP #SEQUENCE #THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateCONTROL #SHARES0 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 00 0 000000454063_1 R1.0.1.18KOPIN CORPORATION125 NORTH DRIVEWESTBOROUGH, MA 01581Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1VOTE BY INTERNET—www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 05/19/2020. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 05/19/2020. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FORthe following:1. Election of DirectorsNominees For Against Abstain1A John C.C. Fan1B Scott L. Anchin1C James K. Brewington1D David E. Brook1E Morton Collins1F Chi Chia Hsieh1G Richard H. OsgoodThe Board of Directors recommends you vote FORproposals 2, 3 and 4. For Against Abstain2 PROPOSAL TO APPROVE THE COMPANY’S 2020 EQUITYINCENTIVE PLAN.3 PROPOSAL TO RATIFY THE APPOINTMENT OF RSM LLPAS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTINGFIRM OF THE COMPANY FOR THE CURRENT FISCALYEAR.4 AN ADVISORY VOTE TO APPROVE THE COMPENSATION OFTHE COMPANY’S NAMED EXECUTIVE OFFICERS.NOTE: IN THEIR DISCRETION, THE PROXIES AREAUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAYPROPERLY COME BEFORE THE MEETING.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.For address change/comments, mark here.(see reverse for instructions)

0000454063_2 R1.0.1.18Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K areavailable at www.proxyvote.comKOPIN CORPORATIONAnnual Meeting of StockholdersWednesday, May 20, 2020 9:00 AMThis proxy is solicited by the Board of Directors of Kopin CorporationThe undersigned hereby appoints John C.C. Fan and Richard A. Sneider, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of theundersigned, to vote all the shares of our common stock of Kopin Corporation which the undersigned would be entitled to vote if personally present at the 2020 Annual Meeting ofStockholders to be held on Wednesday, May 20, 2020 at 9:00 a.m. at the Kopin Corporation, 125 North Drive, Westborough MA, 01581, or any adjournment thereof. This proxy herebyrevokes all former proxies submitted by the undersigned stockholder.THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL(1), AND WILL BE VOTED “FOR” PROPOSALS (2), (3) AND (4).If you vote over the internet or by telephone, please do not mail your proxy card. Your vote is important. Please vote immediately.(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)Address change/comments:Continued and to be signed on reverse side